                                                  REGISTRATION NO.
                                                                  ------------

  ==================================================================
        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2
    Registration Statement Under The Securities Act of 1933

              FRONT RANGE ASSISTED LIVING, L.L.C.
         (Name of small business issuer in its charter)

     Kansas                      8261                       48-1171755
 ---------------              ---------------              ---------------
 (State or other             (Primary Standard            (I.R.S. Employer
  jurisdiction of              Industrial               Identification Number)
  incorporation or          Classification Code
  organization)                  Number)


                      260 North Rock Road
                           Suite 260
                     Wichita, Kansas 67206
                         (316) 682-4650
                    -----------------------
                 (Address and telephone number
                of principal executive offices)

                   220 South 1200 East Street
                     St. George, Utah 84770
                    -----------------------
            (Address of principal place of business
            or intended principal place of business)

                        Robert A. Brooks
                      260 North Rock Road
                           Suite 260
                     Wichita, Kansas 67206
                         (316) 682-4650
                    -----------------------
                  (Name, address and telephone
                  number of agent for service)

                  Copies of communications to:
                     Michael G. Quinn, Esq.
                    154 North Topeka Street
                     Wichita, Kansas 67202
                         (316) 267-0377
                    -----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                CALCULATION OF REGISTRATION FEE
==============================================================================

                                  Proposed       Proposed
Title of           Dollar         maximum        maximum
securities         amount         offering      aggregate       Amount of
  being            to be          price per     offering       registration
registered         registered      unit          price (1)        on fee
----------         ----------    ----------     ----------      ----------
Co-First           $2,500,000      100%         $2,500,000         $863
 Deed of
 Trust
 Bonds

==============================================================================

(1)  The securities to be offered may be purchased in amounts of $250 or more.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
==============================================================================

              FRONT RANGE ASSISTED LIVING, L.L.C.

     CROSS-REFERENCE SHEET PURSUANT TO PART I OF FORM SB-2

                 FORM SB-2 ITEM               PROSPECTUS CAPTION
                 ---------------              ------------------
1.   Front of Registration Statement     Front of Registration Statement;
     and Outside Front Cover Page of     Outside Front Cover Page
     Prospectus. . . . . . . . . . . . .
2.   Inside Front and Outside Back       Inside Front and Outside Back Cover
     Cover Pages of Prospectus . . . . . Pages
3.   Summary Information and Risk        Prospectus Summary; Risk Factors
     Factors . . . . . . . . . . . . . .
4.   Use of Proceeds . . . . . . . . . . Prospectus Summary; Use of Proceeds
5.   Determination of Offering Price . . Not Applicable
6.   Dilution. . . . . . . . . . . . . . Not Applicable
7.   Selling Security Holders. . . . . . Not Applicable
8.   Plan of Distribution. . . . . . . . Prospectus Summary; Underwriting
9.   Legal Proceedings . . . . . . . . . Legal Proceedings
10.  Directors, Executive Officers,
     Promoters and Control Persons . . . Management
11.  Security Ownership of Certain
     Beneficial Owners and Management. . Principal Owners of the Company
12.  Description of Securities . . . . . Description of Bonds
13.  Interest of Named Experts and
     Counsel . . . . . . . . . . . . . . Legal Matters; Experts
14.  Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities. . . . . Not Applicable
15.  Organization within Last Five
     Years . . . . . . . . . . . . . . . Not Applicable
16.  Description of Business . . . . . . Prospectus Summary; Risk Factors; Use
                                         of Proceeds; Business; Management;
                                         Certain Transactions; Principal
                                         Owners of the Company; The Company's
                                         Plan of Operation; Financial
                                         Statements
17.  Management's Discussion and
     Analysis of Plan of Operation . . . The Company's Plan of Operation
18.  Description of Property . . . . . . Description of Property
19.  Certain Relationships and
     Related Transactions. . . . . . . . Certain Transactions
20.  Market for Common Equity and
     Related Stockholder Matters . . . . Not Applicable
21.  Executive Compensation. . . . . .   Management - Compensation of Managing
                                         Member
22.  Financial Statements. . . . . . . . Financial Statements
23.  Changes in and Disagreements
     with Accountants on Accounting
     and Financial Disclosure. . . . . . Not Applicable


==============================================================================

PROSPECTUS                                             Dated       , 1997
[LOGO HERE]                                                  ------
              FRONT RANGE ASSISTED LIVING, L.L.C.
            (d/b/a EVERGREEN GARDENS AT ST. GEORGE)

     $2,500,000 Co-First Deed of Trust Bonds, Series 1997-I


     Front Range Assisted Living, L.L.C. (the "Company") is offering for sale $1,566,000 Co-First Deed of Trust Bonds bearing simple interest payable semiannually and $934,000 Co-First Deed of Trust Bonds bearing compound interest payable at maturity (hereinafter collectively referred to as the
"Bonds"). See "Maturity Schedule".   Interest will accrue on the Bonds from
the date of issue. The Bonds are secured by a pledge of the land and building constituting the 38-unit assisted living facility (the "Residence") and a pledge of the gross income of the Company pursuant to the terms of the Trust Indenture (the "Trust Indenture") between the Company and Colonial Trust Company (the "Trustee"). The Bonds are subject to redemption prior to their respective maturities, in whole or in part, as more fully described herein. Subject to acceptance and delivery of the Bonds, proceeds from subscriptions will be held by the Trustee as Escrow Agent. There is no established trading market for the Bonds offered hereby and the Company does not anticipate that an active trading market will be established.

     See "Risk Factors" beginning on page 6 for a discussion of certain factors that should be considered by purchasers of the Bonds. Such risks include: (i) no assurance of sale of all the Bonds, (ii) if only $300,000 in principal amount in Bonds are sold, such funds will only pay expenses and reserves associated with the Offering and (iii) if sufficient Bonds are not sold to fully repay the Construction Loan, there is a risk of foreclosure by the Construction Lender.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE BONDS ARE NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.


                                             Underwriting
                            Price to         Discounts and         Proceeds to
                            Public (1)      Commissions (2) (3)     Company


Minimum Purchase ......      $250              $16.25               $233.75
Total Minimum .........    $300,000            $19,500              $280,500
Total Maximum .........   $2,500,000          $162,500             $2,337,500


(1) Bonds will sold in registered form at par in denominations of $250 or integral multiples thereof.
(2) Subject to the sale of all Bonds and any adjustments, the Underwriter will receive a maximum sales commission of $162,500. See "Underwriting". The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").
(3) Before deducting expenses payable by the Company estimated at $56,250, including $31,250 paid to the Underwriter for its unaccountable expenses associated with the Offering and miscellaneous expenses estimated to be $25,000 for registration fees, legal fees, accounting fees and other costs associated with the Offering.

     Subject to the sale of $300,000 in principal amount of the Bonds, the underwriter is offering the Bonds on a "best efforts" basis as agent for the Company. The Bonds are subject to prior sale, acceptance of offers to purchase and to approval of certain legal matters by counsel for the Underwriter and the Company. The Underwriter reserves the right to reject any order, in whole or in part, and to withdraw, cancel or modify the Offering of the Bonds without notice. It is expected that the Bonds will be ready for delivery, subject to the sale of minimum Bonds, within 30 days from the date subscription for the Bonds are received.

                  MMR INVESTMENT BANKERS, INC.

                       MATURITY SCHEDULE


 Series 1997-I Simple Interest Bonds   Series 1997-I Compound Interest Bonds


Maturity      Bonds       Interest       Maturity    Bonds         Interest
  Date        Retired       Rate          Date       Retired        Rate
04/01/1998     $46,500       7.00%      10/01/2000   $64,500         8.00%
10/01/1998     $48,000       7.00%      10/01/2002   $67,000         9.00%
04/01/1999     $62,500       7.50%      04/01/2005   $63,000         9.50%
10/01/1999     $64,750       7.50%      10/01/2006   $60,000         9.75%
04/01/2000     $78,750       8.00%      04/01/2008   $55,000        10.00%
04/01/2001     $91,250       8.50%      10/01/2008   $51,750        10.00%
10/01/2001     $94,750       8.50%      04/01/2009   $49,500        10.00%
04/01/2002    $100,000       9.00%      10/01/2009   $47,000        10.00%
04/01/2003    $104,000       9.25%      04/01/2010   $44,500        10.00%
10/01/2003    $109,000       9.25%      10/01/2010   $41,750        10.25%
04/01/2004    $115,500       9.50%      04/01/2011   $39,000        10.25%
10/01/2004    $118,750       9.50%      10/01/2011   $37,500        10.25%
10/01/2005    $122,500       9.75%      04/01/2012   $35,500        10.25%
04/01/2006    $130,750       9.75%      10/01/2012   $33,500        10.25%
04/01/2007    $135,500      10.00%      04/01/2013   $31,250        10.50%
10/01/2007    $143,500      10.00%      10/01/2013   $29,750        10.50%
                                        04/01/2014   $28,000        10.50%
                                        10/01/2014   $26,500        10.50%
                                        04/01/2015   $25,250        10.50%
                                        10/01/2015   $23,000        10.75%
                                        04/01/2016   $21,750        10.75%
                                        10/01/2016   $20,750        10.75%
                                        04/01/2017   $19,750        10.75%
                                        10/01/2017   $18,500        10.75%


                          [PICTURE HERE]

Artist's rendering of Evergreen Gardens Assisted Living at St. George, Utah



The Company intends to furnish annual reports containing audited financial statements to its bondholders.

                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including risk factors, financial statements and notes thereto appearing elsewhere in this Prospectus.

The Company

     Front Range Assisted Living, L.L.C. (d/b/a Evergreen Gardens of St. George) is a development stage limited liability company formed under the laws of the State of Kansas for the purpose of developing and operating a 38-unit assisted living facility in St. George, Utah (the "Residence"). The Company's executive offices are located at 260 North Rock Road, Suite 260, Wichita, Kansas 67206, and the Company's telephone number is (316) 682-4650. See "Business".

The Offering

Bonds Offered
Subject to the sale of $300,000 in principal amount of the Bonds, the Underwriter is offering the Bonds on a "best efforts" basis, without any commitment to sell any of the Bonds as agent for the Company. The Bonds will be dated October 1, 1997. The aggregate principal amount of the Series 1997-I Bonds is $2,500,000. Bonds in the principal amount of $1,566,000 ("Simple Interest Bonds") will mature serially and bear simple interest payable by check mailed to the registered owners each April 1 and October 1 until maturity. Bonds in the principal amount of $934,000 ("Compound Interest Bonds") will mature serially and bear interest payable at maturity. The interest on the Compound Interest Bonds will be compounded semiannually each April 1 and October 1 until maturity. Interest on the Bonds is includable in gross income for federal tax purposes. See "Description of Bonds".

Denominations
$250 or integral multiples thereof.

Maturity
See Maturity Schedule on page 2 hereof.

Operating Fund
Under the Trust Indenture, the Company must establish an Operating Fund Account and make monthly deposits into the Operating Fund Account in amounts predetermined to be sufficient at all times to pay the principal and interest
of the Bonds.   See "Description of Bonds - Operating Fund Requirements".

Redemption
The Company has reserved the right to redeem all or a portion of the Bonds prior to their stated maturity on any semiannual interest payment/computation date. The Bonds are subject to redemption without premium at the principal amount thereof plus accrued interest. See "Description of Bonds - Prepayment".

Covenants
In addition to its obligation to remit the principal and interest payments when due, the Company has agreed to at its own cost and expense, maintain the properties in good repair and condition and pay or discharge all taxes, assessments and any mechanic's or materialmen's liens that may become payable. Furthermore, the Company covenants to keep all property pledged under this Bond issue properly insured against loss by fire, windstorm and explosion in an amount equal to the outstanding balance of the Bonds. See "Description of Bonds".

Bond Reserve Fund
The Company has agreed to establish a Ten Year Bond Reserve Account from bond proceeds. The Ten Year Bond Reserve Account will be funded in the amount of $130,000 and will remain in place for a period of ten years from October 1, 1997. The purpose of the Ten Year Bond Reserve Account is that in the event the Company has not deposited the necessary funds to pay the principal and interest due on any semiannual payment date, the Trustee may apply available funds to the principal and interest due on the Bonds. At the end of the ten year period said reserve funds will be used to call any outstanding Bonds, provided the Company is current on all operating fund payments. See "Description of Bonds - Ten Year Bond Reserve Account".

Trustee
Colonial Trust Company of Phoenix, Arizona, has agreed to serve as Trustee for the Bonds pursuant to the Trust Indenture entered into between the Company and the Trustee. The Trustee has also agreed to serve as Paying Agent, Registrar, Disbursing Agent and Escrow Agent. The Trustee is not a guarantor or surety, does not in any way guarantee or act as surety for payment of the Bonds and may not be held liable under any conditions, except for its own negligence. See "Description of Bonds".

Trust Indenture
The Company pledges, transfers and assigns to the Trustee, in trust, to secure the payment of the Bonds, all of its rights, title and interest to the first receipts of any and all revenues of the Residence, the real property of the Company and the furnishings and equipment of the Company and all monies and securities held by the Trustee under the terms of the Trust Indenture. The Bonds will be secured by a Co-First Deed of Trust with Colonial Trust Company and Emprise Bank, N.A. of Hays, Kansas ("Emprise"). The property securing the
Bonds is located at 220 South 1200 East Street in St. George, Utah.   See
"Description of Bonds".

Lienholders Agreement
The rights of Colonial Trust Company acting as Trustee on behalf of the Series 1997-I bondholders are subject to a certain Lienholders Agreement between the Trustee and Emprise dated as of June 20, 1997, which, among other things, provides for the allocation of proceeds from the sale of the Residence based on the principal balance of the debts as calculated under the Lienholders Agreement in the event of foreclosure on the Construction Loan or the Bonds. See "Description of Property - Financing of Residence".

Proceeds Escrow
If $300,000 has not been deposited in the escrow account from the sale of the Bonds by April 1, 1998, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the escrow property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from the date of issue through the escrow termination date at the rate attributable to the Bonds subscribed. During the escrow period, the subscriber has no access to funds held in the escrow account by the Escrow Agent. All funds from the sale of the Bonds will be deposited with Colonial Trust Company (the "Registrar" and "Escrow Agent"). See "Underwriting".

Use of Proceeds
The net proceeds will be used to fund a small portion of the operating fund payments on the Bonds, fund a reserve fund, provide permanent financing for the construction, furnishing and equipping the Residence and payoff the existing construction financing on the Residence. See "Use of Proceeds".

Risk Factors
An investment in the Bonds is speculative and involves a high degree of risk. Among such risks are the following: no assurance of sale of Bonds; sale of the minimum offering will only pay expenses and reserves associated with the Offering; and if sufficient Bonds are not sold to repay the construction loan, there is a risk of foreclosure. Potential investors should carefully consider the factors set forth under "Risk Factors".

Financial Summary

     As of June 30, 1997, the Company had total assets of $248,793, total liabilities of $261,287 and total member's deficit of ($12,494). The members of the Company have contributed a total of $200 in capital to the Company. Since the Company's inception on July 18, 1995 through June 30, 1997, the Company has generated no revenues and has incurred cumulative expenses of $12,694. See "Financial Statements" beginning on page F-1 of the Prospectus.


                 (This space is intentionally left blank)

                                   RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Bonds offered by this Prospectus. An investment in the Bonds is speculative and involves a high degree of risk. Certain of these risks are set forth below and should be considered by investors, among others, as a part of their overall evaluation before making a decision to purchase Bonds.

No Commitment to Purchase Bonds; Deposit of Subscriptions
     The Underwriter, in selling the Bonds, is acting of agent of the Company on a "best efforts" basis. The Underwriter is only obligated to use its best efforts to sell the Bonds, and the Company will not receive any proceeds of this Offering unless the Underwriter sells Bonds equal to $300,000 in principal amount by April 1, 1998. If $300,000 in principal amount is not sold within such period, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from October 1, 1997 through the escrow termination date at the rate attributable to the Bonds subscribed. All subscriptions funds will be deposited with the Trustee, as Escrow Agent. See "Description of Bonds - Escrow and Disbursement of Bond Proceeds".

Risk of Default of Existing Construction Loan
     The Company obtained a construction loan (the "Construction Loan") on June 20, 1997 with Emprise Bank, N.A. of Hays, Kansas (the "Construction Lender") in the amount of $2,000,000. The Construction Loan is due September 1, 1998 (the "Maturity Date"), unless mutually extended by the Construction Lender and the Company. As indicated under "Description of Bonds - Escrow and Disbursement of Bond Proceeds" and "Use of Proceeds", the Construction Loan may be the last item to be paid from the proceeds of this Offering. Accordingly, if all of the Bonds are not sold by the Maturity Date, the Construction Loan may go into default and the Construction Lender may exercise its rights, including the Construction Lender's right under the Deed of Trust to sell the Residence without the necessity of complying with a formal foreclosure proceeding. There is no assurance that the Company would be able to secure alternative financing to replace the Construction Loan on a timely basis. Notwithstanding the fact that the security for the Bonds is in parity with the Construction Loan, there can be no assurance that the proceeds arising from any sale of the Residence, even though the construction has been fully completed, would be sufficient to fully repay the Construction Loan and the then outstanding Bonds. Under the terms of the Lienholders Agreement all receipts from collection and foreclosure are to be allocated between the Construction Loan and the Bonds in proportion to the respective principal balances outstanding. See "Description of Property - Financing of Residence," "Description of Bonds - Escrow and Disbursement of Bond Proceeds," "Use of Proceeds" and "The Company's Plan of Operation".

Presence of Debt
     The Company is newly formed and without any operating history. The financing activities of the Company have only been made through debt. As a result, the Company is highly leveraged and will initially be highly dependent upon the proceeds received as a result of the issuance of the Bonds in order to service the debt incurred under the Bonds and, thereafter, the payment of debt will be based upon income from the Company's operation of the Residence. There is no assurance that such operations will be successful. Other than a pledge of the land and building constituting the Residence and a pledge of the gross income for the benefit of the Bonds, there are no other credit enhancements to secure the payment of the Bonds such as personal guarantees of members, letters of credit or other additional forms of security for the Bonds. The obligations for the payment of principal and interest of the Bonds are entirely the obligation of the Company. Such obligations are without recourse to the members of the Company.

No Assurance of Operating Fund Payments
     Proceeds of this Offering, in part, will be used to fund the first monthly operating fund payments up to $125,000. This amount is equivalent to slightly more than the first six month operating fund payments assuming all of the Bonds are sold. There is no assurance that the Company will have sufficient funds to pay the operating fund payments after the $125,000 has been expended. Failure of the Company to make the operating fund payments constitutes an event of default upon which the Trustee may accelerate the Bonds. Additionally, upon written request of the bondholders of not less than 25% of the Bonds outstanding, the Trustee is obligated to accelerate the maturity of the Bonds in an event of default. See "Description of Bonds - Events of Default" and "Description of Bonds - Remedies of Default."
                                  6

Proceeds of this Offering also will used to fund a reserve fund (the "Ten Year Bond Reserve Account") in the amount of $130,000 to be applied by the Trustee to pay the principal and interest due on the Bonds only in an event of default.
The Trustee will maintain the Ten Year Bond Reserve Account. The Ten Year Bond Reserve Account will be in effect for a period of ten years from October 1, 1998. Should the Company fail to make the required deposits into the operating fund account necessary to pay the principal and interest due on the payment dates, and should the Ten Year Bond Reserve Account be entirely expended for said purposes, there may not be sufficient funds available to repay bondholders in a timely manner. At the end of the ten year period, any funds remaining in the Ten Year Bond Reserve Account must first be used to call any outstanding Series 1997-I Bonds. If there are no bonds outstanding, the Ten Year Bond Reserve Account will then be released to the Company. See "Description of Bonds - Ten Year Bond Reserve Account".
     If only a portion of the Bonds are sold, the operating fund payment may be adjusted to correspond with the principal and interest then outstanding, but at no time be less than the required amount to pay any principal and/or interest that would be due on any interest computation date.

Experience of the Underwriter
     The Underwriter does not have substantial experience in acting as a lead underwriter in an initial public offering. The Underwriter's experience has primarily been in the underwriting of nonprofit debt securities, intrastate debt offerings and Regulation A debt offerings. There can be no assurance that the Underwriter's lack of experience will not adversely affect the Offering. See "Underwriting".

Possible Withdrawal of Underwriter
     The Underwriter is subject to civil litigation brought by the Securities Commissioner of Kansas on behalf of the State of Kansas requesting a permanent injunction against the Underwriter, its control person and others from directly or indirectly employing any device which would operate as a fraud or deceit on any person; and/or making any untrue statements of material facts; and/or omitting to state material facts in order to make such statements not misleading. The civil action also requests restitution by the Underwriter and the other defendants in the amount of $4,825,665.24, which is the amount in default on the last two issues of church bonds issued on behalf of the church. This action arises out of the Underwriter's participation in an underwriting of church bonds for a church located in Wichita, Kansas. In the event the action brought by the Securities Commissioner of Kansas is successful, the Underwriter may be required to withdraw from the offering of the Bonds. At the date of this Offering, arrangements have not been made for a substitute Underwriter if, in fact, the Underwriter is required to withdraw from this Offering.

Lack of Secondary Market
     The Underwriter does not intend to make a market in the Bonds. There is no quoted market for the Bonds and there is no assurance a market will develop. There is no guarantee that all or a substantial portion of the Bonds will be sold. The marketability of the Bonds may also be influenced by other general market conditions, such as the overall strength of the bond market, which is influenced by a number of factors, such as changes in prevailing interest rates which may have an adverse effect on the price of the Bonds upon their sale and which are beyond the control of the Company. In addition, the Bonds have not received any credit rating by a Nationally Recognized Statistical Rating Organization. The absence of any such rating could adversely affect the ability of an investor to sell the Bonds or the price at which the Bonds are sold. Therefore, the likelihood of a market developing may be remote at best. A decision to purchase Bonds should be made with the understanding the Bonds most likely will have to be held until maturity, as there is no quoted secondary market for the Bonds, nor is there the likelihood one will develop. Purchasers of the Bonds should consider their ownership of the Bonds as an illiquid investment.

Enforcement of Trust Indenture
     The enforceability of the terms of the trust Indenture is qualified to the extent that enforcement of the rights and remedies created by it is subject to bankruptcy, fraudulent conveyance, moratorium, insolvency, reorganization, and similar laws of general application affecting the rights and remedies of creditors and secured parties. The remedy of specific enforcement or of injunctive relief is subject to the discretion of the court for which any proceedings may be brought. To the extent the enforceability of the Trust Indenture is affected by such bankruptcy, insolvency, reorganization or similar laws, the rights of the Trustee or the Bondholders, and their ability to make recovery, in whole or in part, could be adversely affected.

Additional Bonds
     The terms of the Trust Indenture enable the Company to further encumber the Residence securing the Bonds by permitting the issuance of additional bonds at a future date. To the extent any additional bonds are issued, these additional bonds would be issued on parity with the Bonds and would, in turn, share proportionately with the Bonds in any proceeds that might arise from a foreclosure or similar proceeding following a default by the Company, thereby diminishing the proceeds available for repayment of the Bonds. See "Description of Bonds".

Notification of Bonds Maturing
     Semiannual notifications of Bond maturity may not be forwarded; each Bondholder who has received a printed bond certificate is responsible to present his/her Bonds for redemption at maturity. No interest will accrue or be payable from or after the respective payment date upon any matured installment of principal or interest. Further, the failure to present any Bond within three years of its maturity may result in the principal and interest due being subject to the laws of escheat in particular states.

Early Redemption of Bonds
     The Bonds are subject to redemption, in whole or in part, prior to maturity as more particularly set for herein. If the Bonds are redeemed prior to maturity, the owners thereof will not receive the yield to maturity indicated, and, if so redeemed, the owners may not be able to reinvest the proceeds thereof at comparable rates.

Lack of Independent Feasibility Study
     An independent feasibility study has not been performed for the Company for its intended operations of the Residence. The Company has relied upon the past experience of its Managing Member in analyzing the business opportunities of the Company. The Company has secured an appraisal of the Residence partly as a result of requests of the Construction Lender and Underwriter and for its own purposes. See "Business - Appraisal".

Lack of Operating History
     The Company is newly formed and was organized in July of 1995. Construction of the Residence commenced on June 23, 1997, and the Residence is not scheduled to be completed and open for business until January of 1998. Therefore, the Company has no substantial operating history. However, the Managing Member of the Company, Robert A. Brooks, has previous experience in the development and operation of five assisted living facilities, three of which are located in Kansas and two in Colorado. There is no assurance, that once open, the Residence will generate income sufficient to service the Bonds.

Lack of Company Liability
     Under the Kansas Limited Liability Company Act, all members and managers of a limited liability company have limited liability without regard to their participation in the management in the Company's business. A member is only liable for his contribution and improper return of capital. Accordingly, in the event of default in the payment of principal and interest on the Bonds occurs, in all likelihood, the bondholders could look only to the assets of the Company for satisfaction of such indebtedness.

Risks Arising from Operations
     Any business entity which operates an assisted living residence may be affected by adverse changes in general or local economic and market conditions, increased costs of labor or energy, competition from other similar businesses, poor management, limited alternative uses for the building and improvements, changing consumer tasks and habits, changing demographics, and other factors. The Residence will be subject to various requirements, restrictions, and regulations imposed by governmental authorities affecting the frail and elderly housing and care industry, the violation or claimed violation of which could have a material adverse impact upon the Company's ability to meet its business and financial obligations. More specifically, these risks include the following:

     General Economic Conditions: The financial success of the Company's operations may be sensitive to adverse changes in general economic conditions, such as inflation and unemployment. These changes could cause the cost of the Residence's operations to increase in a manner that would create serious economic hardship. These changing conditions could also restrict the amount of income which potential customers have available for funding housing and care requirements such as residing at the Residence. The Company and its management have no control over any of these changes.

     General Risks in Property Ownership: The Company will be subject to risks generally applicable to the ownership of real estate, including changes in (i) general economic conditions; (ii) supply of, or demand for, similar or competing properties; (iii) interest rates and the availability of permanent mortgage funds which may render the refinancing of the Residence difficult or unattractive; and (iv) tax, real estate, environmental and zoning laws.

     Competition: The Company will experience competition from other elderly housing and care providers. The Company will compete principally on the basis of perceived quality and service, ambiance and price-value relationship.
While the Company believes that the Residence will be distinctive in design and operating concept, it is aware of other companies with similar or competitive concepts. The long-term care industry is highly competitive and the Company expects that the assisted living industry, in particular, will become more competitive in the future. The Company competes with numerous other companies providing similar long-term care alternatives, such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Nursing facilities that provide long-term care services are also a potential source of competition to the Company. While there presently is only one assisted living facility providing substantially the same services as those proposed by the Company in St. George, the Company expects that, as assisted living becomes increasingly recognized as an alternative form of long-term care, competition will grow from new market entrants focusing primarily on assisted living. After diligent research, the Company discovered that two assisted living facilities may be built in the St. George area during the next 12 months. However, no new building permits for assisted living facilities have been submitted to the city planning department and building department of St. George. There is no assurance that the Company will not encounter increased competition in the future which could limit its ability to attract residents and could have a material adverse effect on the Company's financial condition, results of operations and prospects. See "Business - Competition."

     Rental Risk: One of the principal risks being taken by the Company is the possibility that the Residence will not generate sufficient cash flow to cover operating expenses and debt service payments, and the Company may be unable to meet its obligations. The cash flow derived from the Residence may be affected by a variety of factors, including but not limited to, the following: (i) a reduction in rental income due to the Residence's inability to maintain high occupancy levels at favorable rates; (ii) adverse changes in local market conditions, such as over building, reduced employment opportunities, population shifts due to demographic changes, adverse changes in the residential quality of the surrounding neighborhood, or unfavorable zoning law changes; (iii) rent control legislation; and (iv) the destruction of part or all of the Residence due to fire, flooding, tornados or other natural disasters.

     Environmental Considerations: Certain Federal and state laws impose liability on a landowner for the presence on the premises of improperly disposed of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the first improper disposal. While state law is less onerous, the practical consequences may be the same. If in the future it is ever determined that hazardous substances are present, the Company could be required to pay all costs of any necessary clean up work, although under certain circumstances claims against other responsible parties could be made by the Company. A phase one environmental assessment was conducted on the property in November 1996. Research and visual observation undertaken did not reveal any former or current environmental conditions, problems or situations impacting the site.

Construction Risks
     Construction of the Residence is not completed, and delays are common in the construction industry. The Company anticipates the construction of the Residence to be complete by January of 1998. Disruptive events may include shortages of, or inability to obtain, labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions, changes in Federal, state or local laws or regulations, and other factors or circumstances presently unknown to or unanticipated by the Company. The Company may have little control over such events, and such events may adversely affect the cost and completion time of the Residence. See "Business - Construction of the Residence".

Residence Location
     The Residence is being constructed in St. George, Utah. However, the Company's executive offices are located in Wichita, Kansas. Adequate oversight of the construction and operations of the Residence may prove difficult for the Company considering the distance between the location of the Residence and the Company's executive offices. As a result, there can be no assurance that such distance will not have a material adverse effect on the Company's financial condition or results of operations.

Dependence on Management
     The success of the Company's business will be highly dependent upon the services of Robert A. Brooks, Managing Member of the Company. The loss of his services of the Company would adversely affect the Company's business operations. The Company has obtained a key employee insurance policy covering the life of Mr. Brooks in the amount of $500,000 payable to the Construction Lender. Once the Construction Loan has been retired, this policy will be payable to the Trustee. See "Business - Residence Operations".

Employees
     Prior to the commencement of operations of the Residence, the Company intends to employ up to 15 full and/or part time employees at the Residence. There is no assurance that the Company will be able to obtain and maintain an adequate number of competent personnel, including entry-level and skilled positions, or that a shortage of operating personnel will not present a serious problem to the Company in the future.

Conflicts of Interest
     Robert A. Brooks, the Managing Member of the Company, is also the Managing Member of Brooks Development Company, L.L.C. and Colorado Springs Assisted Living, L.L.C. Accordingly, Mr. Brooks will not be able to devote his time exclusively to the operations of the Company. The Company acknowledges that the conflicts of interest are real and ongoing, and there is no assurance that the best interest of the Company will prevail. See "Certain Transactions".

Government Regulations
     At present there are no applicable federal regulations affecting the operation of the Residence. The facility will be built to conform with state regulations governing residential care for the elderly in the State of Utah.
The management is confident all state regulations regarding the size of the facility, health care and environment will be met. The assisted living project is designed for full compliance with the Americans with Disabilities Act, including, but not limited to areas such as parking, ramps, entrances, door and corridor widths, and public toilet facilities. The Residence will not be required to be licensed as a nursing home, due to the fact that no 24-hour skilled medical care will be provided to residents by the staff. However, the Residence will be required to be licensed by the Utah Department of Health prior to the commencement of operations of the Residence. The Company has applied for a license with the Utah Department of Health and anticipates getting the license upon completion of construction of the Residence. In the Company's opinion, the facility and management practices and operations will meet or exceed all residential care for the elderly regulations of the State of Utah. Failure of the Company to receive and maintain the required licensing would have a material adverse effect on the Company's financial condition and its ability to repay the Company's debt.

                                 USE OF PROCEEDS

     The estimated net proceeds to the Company from the sale of the Bonds offered by it will be $255,500 if the minimum amount of bonds offered is sold and $2,312,500 if the maximum amount of bonds offered pursuant to the Offering is sold. If the minimum amount of bonds offered pursuant to the Offering is sold, the Company intends to use the net proceeds of this Offering in the following order and preference: (i) to fund $125,000 to pay for the first monthly operating fund payments (this amount is equivalent to slightly more than the first six month operating fund payments assuming all of the Bonds are sold) and (ii) to fund the Ten Year Bond Reserve Account in the amount of $130,000. The balance of the proceeds, if any, will be used to payoff a portion of the Construction Loan due the Construction Lender.
     As additional Bonds are sold beyond the minimum offering amount, the Company intends to use these net proceeds as follows: to reimburse the Company for costs associated with the development, marketing and pre-opening of the Residence up to $57,500 and concurrently to payoff the Construction Loan due the Construction Lender in the amount of up to $2,000,000 (should the Construction Loan be used in its entirety). If the maximum amount of bonds are sold prior to the Construction Loan being used in its entirety, then the $2,000,000 of the net proceeds available to payoff the Construction Loan will be used to retire the Construction Loan and to complete construction of the Residence including the furnishing and equipping of the Residence in the amount of the unfunded portion of the Construction Loan. The balance of the proceeds from this Offering, if any, will be used for the repayment of unsecured notes due the Managing Member and Brooks Development Company ("Unsecured Notes").
     The Construction Loan bears interest at a variable rate of 1% over the Prime Rate and matures on September 1, 1998, unless mutually extended by the Construction Lender and the Company. Proceeds from the $2,000,000 Construction Loan will be used by the Company to pay $1,800,000 for construction of the Residence, to pay approximately $63,000 in "soft costs" associated with the development of the Residence and to purchase furniture and appliances in an amount of approximately $137,000. See "Description of Property - Financing of Residence".
     The Unsecured Notes bear interest at 9% and are due at various dates through 1997 and 1998 with automatic extension provisions if not paid in full on their maturity dates. Proceeds from the Unsecured Notes were used by the Company for the acquisition of land from the Managing Member and the purchase of architectural plans and development services from Brooks Development Company, an affiliate of the Company. See "Certain Transactions".


                                     BUSINESS

The Company
     The Company, a limited liability company formed under the laws of the State of Kansas, was organized on July 18, 1995 for the purpose of developing and operating a 38-unit assisted living facility in St. George, Utah. Since its inception, the Company has acquired unimproved land in St. George, Utah and commenced construction of the Residence on this land on June 23, 1997.
     A limited liability company is a relatively new form of business organization designed to allow its owners, known as members, to allocate, participate and account for the profits, losses, and items of credit and deduction as if the business were a partnership, but which also provides its owners with the limited liability protection comparable to that enjoyed by the shareholders of a corporation. The members of the Company are not personally liable for the debts of the Company, absent their execution of a personal guaranty of those debts, nor can the members of the Company be held liable for the negligent actions of the Company. The responsibility for overseeing the operations of the Company is vested in the Managing Member.

Business Concept
     Assisted living care is an emerging segment of the long-term care industry serving the rapidly growing elderly population who may require assistance with the activities of daily living ("ADLs"), such as dressing, bathing and eating. In addition to providing assistance with ADLs, the Company will also offer a range of routine and skilled nursing services (as permitted by government regulation). The Company's business concept is based on providing elderly residents in Southwest Utah with a broad range of cost-effective health care and personal support services, on a 24-hour basis, enabling them to maintain an independent and dignified lifestyle in a residential setting.

     The Residence is intended to provide privacy and companionship in a comfortable, secure, non-institutional living environment which is also designed to promote interdependence between the Residence's staff and the residents, all with the intent of providing a more positive lifestyle environment than that which has been historically available from other congregate care providers. Specifically, the Residence is designed to house elderly persons who do not require 24-hour skilled nursing care. For example, typical residents might include persons suffering from occasional memory loss, poor diet habits, arthritis, or other infirmities by reason of which they would benefit from daily assistance and supervision.

Residence Operations

     Format. The services provided to residents will include meals, laundry, housekeeping and physical assistance. In addition, preventive health care programs, transportation, organized social activities, 24-hour security and medication monitoring will also be provided as well as the services of a registered nurse who is available on an "on call" basis. The residents will be responsible for their own personal purchases such as toothpaste, medical prescriptions, etc. Unlike nursing homes, however, contemplated services do not include around-the-clock skilled nursing care. The Residence will also provide limited social activities for residents.
     Expenses of operating the Residence will be made up of "fixed" costs and "variable" costs. "Fixed" costs will include debt service, management and core staff, essential utilities, insurance, and taxes. "Variable" costs will include food costs, staffing, utilities and supplies to a small extent.
     The Residence will be able to handle emergencies only to the extent of calling a doctor or hospital in behalf of the resident. Should a resident require health care beyond that which the Residence can reasonably provide or assist, then a resident may be forced to move from the Residence.

     Residence Clientele. The types of residents the Company intends to attract are those who need the physical and emotional assistance to preserve the level of comfort that they are no longer able to maintain at home. The Company has currently restricted the size of the Residence to 38 units. By limiting its size to only 38 units, the Company feels the residents will probably be happier than if they lived in a large facility which may tend to be less personal. The Residence will not be operated as a nursing home. There will be activities offered which would be typical to a senior citizen community.

     Cost of Living. The Residence will have 38 rooms priced at an average of $2,200 per month per room. Residents are billed monthly for the services rendered. Medicare/Medicaid will not pay for a resident's stay at the Residence. Additional costs may be realized by the residents if they require certain health supervision/services and meals for visitors. As the cost of living may increase, charges to the residents may also need to be adjusted.

     Resident's Lease Requirements. The residents will be required to pay a one time entrance fee of $2,000 to reserve their apartment. The lease of the apartments by the residents will be on a month-to-month basis. Resident will be required to pay only for the months in which they are residents of the facility.

Competition
     The long-term care industry generally is highly competitive with respect to price, service, quality of care and level of services, and the Company expects that the assisted living business in particular will become increasingly competitive in the future. The Company competes with numerous other companies providing similar long-term care alternatives, such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Nursing facilities that provide long-term care services are also a potential source of competition to the Company. While there presently is only one assisted living facility providing substantially the same services as those proposed by the Company in St. George, the Company expects that, as assisted living becomes increasingly recognized as an alternative form of long-term care, competition will grow from new market entrants focusing primarily on assisted living. After diligent research, the Company discovered that two assisted living facilities may be built in the St. George area during the next 12 months. However, no new building permits for assisted living facilities have been submitted to the city planning department and building department of St. George. There is no assurance that the Company will not encounter increased competition in the future which could limit its ability to attract residents and could have a material adverse effect on the Company's financial condition, results of operations and prospects. In St. George, there are currently approximately 80 beds providing assisted living services and four approximately 396 beds providing nursing home care. The Company's market area includes the population of St. George, Utah, which is approximately 45,000.

Employees
     Currently, the Company does not have any full time employees. Prior to the commencement of operations of the Residence, the Company intends to employ up to 15 full and/or part time employees to work at the Residence. There is no assurance that the Company will be able to obtain and maintain an adequate number of competent personnel, including persons seeking entry-level and skilled positions, or that a shortage of operating personnel will not present a serious problem to the Company in the future.

Government Regulation
     Currently, assisted living residences are not specifically regulated as such by the federal government. However, the Residence will be subject to certain state regulations and licensing requirements. To conform with Utah's regulations governing residential care for the elderly, the Residence will be required to be licensed by the Utah Department of Health prior to the commencement of operations of the Residence. The Company has applied for a license with the Utah Department of Health and anticipates getting the license upon completion of construction of the Residence. In the Company's opinion, the Residence and management practices and operations will meet or exceed all residential care for the elderly regulations of Utah. Failure of the Company to receive and maintain the required licensing would have a material adverse effect on the Company's financial condition and its ability to repay the Company's debt.
     The Company is subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions. A portion of the Company's personnel will be paid at rates related to the federal minimum wage, and, accordingly, increases in the minimum wage will increase the Company's labor costs. The Company is also subject to the Americans With Disabilities Act. In general, this law requires businesses to accommodate the special needs of persons with certain types of disabilities. As regulations are promulgated to enforce this law, the Company may be required in the future to adapt the design and format of the Residence or otherwise incur additional capital costs to comply with such law. Such costs could have an adverse effect on the operation of the Residence and its ability to function successfully.

Environmental Matters
     Federal law imposes liability on a landowner for the presence on the premises of improperly disposed of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the first improper disposal. While state law is less onerous, the practical consequences may be the same. If in the future it is ever determined that hazardous substances are present, the Company could be required to pay all costs of any necessary clean up work, although under certain circumstances claims against other responsible parties could be made by the Company.
     In November 1996, a phase one environmental assessment was conducted on the property on which the Residence is being constructed. Research and visual observation undertaken did not reveal any former or current environmental conditions, problems or situations impacting the site.

                             DESCRIPTION OF PROPERTY

The Residence
     The Residence will be located in St. George, Utah. Selection of the Residence's site was based upon a location that was within an affluent residential neighborhood, with limited assisted living services. This demographic information was gathered from the Company's review of the "1990 CENSUS OF POPULATION AND HOUSING" for the Southwest Utah area. St. George appeared to offer a market for this type of assisted living facility.
     The Residence encompasses approximately 22,811 square feet and is located on 1.99 acres of land located in the eastern portion of St. George, Utah east of I-15 and south of St. George Boulevard. The Residence is designed and constructed to include a beauty shop, kitchen and laundry. The residents' rooms each have a private bathroom, closet and sitting and bedroom areas. All include small kitchenettes. The Bonds in parity with the Construction Loan are secured by a co-first deed of trust on the Residence (both real and personal property). See "Description of Property - Financing of Residence" and "Description of Bonds - Co-First Deed of Trust". The Company has title insurance on this

1.99 acres of land insuring good and marketable title to the property. Furthermore, in the Company's opinion, the Residence is adequately covered by insurance.

Appraisal
     In an appraisal dated April 7, 1997, Keith D. Callison, SRA, of Keith Callison and Associates, 840 S. Broadway, #700, Wichita, Kansas 67211 (the "Appraiser"), estimated a value of $2,650,000 for the Residence based upon the "Market Value" derived from the income approach (highest and best use) procedure for estimating real property values. Upon completion of construction and lease-up, the Appraiser, who is independent of the Company, estimated the value of the Residence to increase to $3,266,500 based upon the income approach. The income approach is an analysis which converts anticipated benefits to be derived from the ownership of property into a value estimated, with consideration given to the gross income, expense, net income, vacancy rate and capitalization. Furthermore, the income approach is not, for example, a valuation based upon the Appraiser's estimate of the price that would be arrived at by a willing buyer and a willing seller in an arms-length sales transaction. Accordingly, it is questionable that, in the event of default, the Residence can be sold, whether voluntarily or at judicial sale, for the appraised value.
     Assuming all Bonds are sold, the Bond indebtedness of $2,500,000 will equal approximately 94% of the Market Value of the Residence based on the income approach ($2,650,000), which is prior to the lease-up of the Residence. The Trust Indenture allows the Company to issue additional subsequent bond issues, however, so long as the aggregate debt (new and old) does not then exceed 100% of the value of the Residence.
     A decision to invest in the Bonds should not be made based solely on the appraisal. Moreover, a purchaser of the Bonds should realize and take into consideration the fact the Residence, if it should have to be sold, may bring less than is necessary to pay principal and interest due on the Bonds. This could result in the investor losing all or a portion of his original investment, which the investor should take into consideration before making the purchase.

Construction of Residence
     Construction of the Residence commenced on June 23, 1997. The Residence is expected to be completed and begin operations in January of 1998. However, delays are common in the construction industry, and unforseen events may adversely affect the cost and completion time of the Residence. The Company estimates the capitalized cost of the Residence to be approximately $2,510,725 upon completion of the Residence.

Financing of Residence
     Construction Financing. The Company has secured a construction loan (the "Construction Loan"), in the amount of $2,000,000 from Emprise Bank, N.A. of Hays, Kansas ("Emprise") for the construction of the Residence. The Company has paid a loan origination fee in the amount of $30,000. The loan is due September 1, 1998 (the "Maturity Date"), unless mutually extended by both parties. The Construction Loan bears interest at a variable rate which is equivalent to 1% per annum in excess of the lowest rate designated as the "Prime Rate" of interest published by the Wall Street Journal (Southwest Edition) under the heading "Money Rates". The minimum rate of interest will be not less than 2.0%. The maximum rate of interest will not exceed 25%. The Construction Loan was guaranteed by Robert A. Brooks, Managing Member of the Company, to the extent of $340,000, and the Construction Loan is secured by additional collateral furnished by Mr. Brooks and the other principal of the Company. The Trustee and the holders of the Bonds will not benefit, directly or indirectly, from the guarantee of Mr. Brooks or the additional collateral. Mr. Brooks will receive no consideration for acting as guarantor. The loan will be secured by a Co-First Deed of Trust with the Series 1997-I Bonds.
     This loan closed on June 20, 1997, and the Deed of Trust and Security Agreement setting forth the terms of the Construction Loan has been filed of record.
     The Construction Loan is secured by a Co-First Deed of Trust on the Residence (both real and personal property) in parity with the Series 1997-I Bonds. Colonial Trust Company acting as Trustee on behalf of the Series 1997-I bondholders and Emprise have entered into a certain Agreement Between Lienholders (the "Lienholder Agreement") dated as of June 20, 1997, with regard to the Deed of Trust and Security Agreement, and the rights of the holders of the Bonds are subject in all respects to the rights of Emprise under the Lienholder Agreement. The Lienholder Agreement states, among other things, (i) that the Deed of Trust, Security Agreement and other collateral documents covering the Residence shall name both Emprise and the Trustee as lienholder and shall secure ratably as provided in the Lienholder Agreement the Construction Loan and the indebtedness under the Bonds, and (ii) that proceeds of the Bonds will be used, subject to the Trust Indenture, to pay down or retire the Construction Loan. The Lienholder Agreement also states that in the event of a default, if either Emprise or the Trustee elects to accelerate its loan, the other party agrees to accelerate its loan to the extent permitted under the other party's loan documents.
     In the event the Company were to default, the Lienholder Agreement provides that Emprise and the Trustee will conduct collection and foreclosure actions and proceedings jointly to the extent possible. In the event Emprise and the Trustee are unable to agree, however, Emprise is given the right, in its discretion, to direct and make decisions, binding on the Trustee and the holders of Bonds, concerning maintenance, protection or disposition of the Residence and enforcement of the terms of the Deed of Trust and Security Agreement. Emprise may cause the Residence to be sold in its then current condition or may make renovations to, or compete construction of, the Residence. Emprise is not required to advance any funds except by its agreement, but in the event Emprise elects to advance funds, proceeds of foreclosure will be applied first to reimburse any such funds advanced. Either Emprise or the Trustee may purchase the Residence at any foreclosure sale free and clear of the claims of the other.
     If the Residence is sold or otherwise disposed of at foreclosure, the Lienholder Agreement provides that the proceeds of disposition, after reimbursement of Emprise's fees and expenses as provided above, be applied to the Construction Loan and the payment of the Bonds on a pro-rata basis. The "pro-rata" distribution of funds mean that after reimbursement of Emprise's fees and expenses as provided above, Emprise and the Bonds will each receive funds from any disposal on foreclosure of the Residence according to their respective percentage of the total principal balance (including both the Construction Loan and Bonds) on the property. Thus, depending on the net proceeds from a foreclosure sale, each entity would receive proceeds from the sale of property equal to the entire amount due them, or any amount equal to their percentage of the total indebtedness against the Residence, whichever is lesser.
     In addition to requiring the timely payment of the Construction Loan and the Bond payments required under the terms of the Trust Indenture, the Deed of Trust obligates the Company to maintain proper books and records, and refrain from certain activities (such as altering the premises) without prior written consent, and it also dictates in part the permitted financial relationships between the Company and the residents.

     Permanent Financing. The Company has chosen to issue bonds to provide the permanent financing for the Residence. The first revenues of the Residence have
been pledged to repay the principal and interest on the Bonds.   See "Use of
Proceeds" and  "Description of Bonds".


                         PRINCIPAL OWNERS OF THE COMPANY

     The following table sets forth certain information with respect to the beneficial ownership of Membership Interests in the Company.


Name & Address of                Title of Class          Percent of
Beneficial Owner                                         Class Owned


Robert A. Brooks                 Membership Interest         94%
220 S. 1200 East Street
St. George, UT 84770

Carol M. Brooks (1)              Membership Interest          6%
220 S. 1200 East Street
St. George, UT 84770


Management and officers of the Company as a group are the beneficial owners of 94% of the Membership Interests of the Company. Presently, only Robert A. Brooks serves in these capacities for the Company.

(1) Carol M. Brooks is the wife of Robert A. Brooks.

                                    MANAGEMENT

Managing Member
     The day to day operation of the Residence will be performed by the Managing Member of the Company, Robert A. Brooks, (hereinafter referred to as the "Managing Member"). The Managing Member shall have full and complete authority and discretion in the management and control of the business of the Company and shall make all decisions affecting the business of the Company, subject to the restrictions set forth in the Operating Agreement. More specifically, the duties of the Managing Member include (i) acquiring, improving, developing, maintaining, leasing and selling the Residence, (ii) expending the capital and revenues of the Company in furtherance of the Company's business, (iii) seeking zoning changes, plat approval, CPU approval and other similar administrative actions, (iv) entering and executing agreements and any or all documents in connection with the Residence, (v) borrowing money for the Company, (vi) employing agents, employees, managers, accountants, consultants and other persons necessary to carry out the business and operations of the Company,
(vii) exercising the option of the Company to redeem any Member's interest,
(viii) maintaining adequate records and accounts of all operations and expenditures, (ix) selling assets of the Company, (x) purchasing insurance on behalf of the Company, (xi) performing any and all other acts or activities customary or incident to the acquisition, ownership, financing, improvement, development, sale or lease of the Residence, (xi) obtaining all necessary governmental licenses, franchises, approvals and consents on behalf of the Company, (xii) electing either the cash or accrual method of accounting for the Company, (xiii) performing other acts not prohibited by law or the Operating agreement and (xiv) executing valid and binding resolutions of the Company to accomplish any of the foregoing.
     Restrictions of the Managing Member include (i) any act in contravention of the Operating Agreement of the Company; (ii) any act that would make it impossible to carry on the ordinary business of the Company; (iii) the confession of any judgment against the Company; (iv) possessing Company property or assigning the rights of the Company in specific Company property for other than a Company purpose; (v) admitting a person as a Member except as provided in the Operating Agreement and (vi) acquiring any property other than in connection with the acquisition, ownership, improvement, development, leasing or sale of the Company's assisted living property in the St. George area.
     Mr. Brooks shall serve as the Managing Member of the Company until his resignation or until he is removed by majority vote of all the Members of the Company. Upon the resignation of the Managing Member, a successor shall be elected by a vote of the Members.

     Robert A. Brooks, 52 years old, has been the Managing Member of the Company since its inception in July of 1995. Mr. Brooks has senior executive experience in business management, personnel, finance and international start-ups. His professional experience includes serving in the following capacities: Research Geologist for Conoco; a team leader for U.S. Geological Survey in Denver, Utah; Vice President of Energy Reserves Group of Golden, Utah; Vice President of BHP Petroleum (Americas) Inc. of Wichita, Kansas; President and Director of Team Resources Corporation (an oil and gas exploration and production company) of Wichita, Kansas; and President and Director of Masters Operating Company (an oil and gas exploration and production company) of Wichita, Kansas. Mr. Brooks also previously developed three assisted living facilities in Kansas and two in Colorado. Mr. Brooks is presently the Managing Member of Colorado Springs Assisted Living, the company that operates the two assisted living facilities in Colorado. He is also the Managing Member of Brooks Development Company, a company formed to assist in the development of assisted living properties.
Mr. Brooks received a Bachelor of Science degree in Geology from the University of Illinois, Champaign-Urbana, Illinois, and a Masters and Doctorate degree from the Louisiana State University in Baton Rouge, Louisiana.
     Mr. Brooks will be the person primarily responsible for overseeing the actual operation and management of the Company. Accordingly, the success of the Company will be dependent upon his efforts. Mr. Brooks will delegate most of the daily operational responsibilities of the Company to the On-Site Program Director, whom will be hired prior to the commencement of operations of the Residence. The On-Site Program Director's salary and employee benefits will be an expense of operation of the Residence. All other employees will also be recruited by Mr. Brooks. The Company anticipates employing a total of 15 full and/or part time employees to work at the Residence upon completion of the assisted living facility. Mr. Brooks will devote approximately 25% of his time to the affairs of the Company but is willing to devote additional time if necessary.

Compensation of Managing Member
     The Managing Member may receive the following compensation: (i) a development fee in the amount of $100,000, (ii) a management fee equal to 7% of the gross rental income of the Company (this fee shall be computed and paid 45 days after the date on which the gross rental income was earned) and (iii) reimbursement for reasonable costs incurred by the Managing Member including but not limited to automobile mileage, office rental, telephone and facsimile machine expenses, expenses associated with computer and other office equipment usage, clerical expenses and other expenses related to the Company's business. See "Certain Transactions".

Limitation of Members' Liability Indemnification
     Under the Kansas Limited Liability Company Act, all Members and Managers of a limited liability company have limited liability without regard to their participation in the management of the Company's business. A Member is only liable for his contribution and improper return of capital.
     The Company's Operating Agreement provides that the Company shall indemnify the Managing member against all claims and liability incurred or imposed upon the Managing Member in the good faith exercise of his judgement relative to the business of the Company, provided; however, that the Managing Member is not guilty of willful misconduct or gross negligence. The Company has also agreed to indemnify its members against all claims or liability incurred or imposed upon such members solely as a result of the members having an interest in the Company.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to members or controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                         THE COMPANY'S PLAN OF OPERATION

     The Company intends to complete construction of the Residence by January 1998, employ up to 15 full and/or part time employees to work at the Residence upon completion of the Residence, operate the Residence as an assisted living facility and reach approximately 95% occupancy of the Residence within four to eight months upon completion of the Residence. There is no assurance that the Company will be able to accomplish any or all of these objectives.
     If only the minimum offering amount is sold, no proceeds from the sale of the Bonds would be available to repay the Construction Loan. This could result in default and foreclosure on the Residence, unless the Company is able to obtain additional financing to retire the Construction Loan from other sources. However, there is no assurance that the Company could obtain additional financing if needed to avoid default and foreclosure.
     In order for the Company to fund all of its objectives of this Offering, the maximum offering amount must be sold by the termination date of this Offering. In the Company's opinion, if all of the Bonds are sold, the proceeds from this Offering will satisfy the Company's cash requirements, and the Company will not need to raise additional funds during the next twelve months following the commencement of this offering.











                     (This space is intentionally left blank)

                    PRIOR PERFORMANCE OF THE MANAGING MEMBER

     The Managing Member of the Company, Robert A. Brooks, has prior experience in the development, operation and disposition of comparable assisted living facilities to that of the Residence. He has developed and operated five assisted living facilities, three in Kansas and two in Colorado. Each of these facilities were formed as a franchise of Sterling House Assisted Living. Sterling House Corporation is publicly traded on the American Stock Exchange under the symbol "SGH". Since its inception in 1991, SGH has been a long-term care provider offering a wide range of assisted living care services through the ownership, operation, management and franchising of Sterling House assisted living residences. SGH is in the process of merging with Alternative Living Services, a publicly traded assisted living company listed on the American Stock Exchange. The Residence is not a franchise of SGH, or in no way is connected with SGH.
     In October 1993, Mr. Brooks formed Masters Associates, L.L.C. for the purpose of developing and operating a 26-unit assisted living facility in Derby, Kansas. The facility was completed in April 1994, reached stabilized occupancy (considered 95% occupancy) within eight months of opening and was sold to SGH in
March 1996.   Mr. Brooks served as the Managing Member of Masters Associates until its sale to SGH. This limited liability company terminated shortly after the sale of the facility.
     In December 1993, Mr. Brooks formed Wellington Partners, L.L.C. for the purpose of developing and operating a 26-unit assisted living facility in Wellington, Kansas. The facility was completed in September 1994, reached stabilized occupancy within ten months of opening and was sold to SGH in March
1996.   Mr. Brooks served as the Managing Member of Wellington Partners until its sale to SGH.  This limited liability company terminated shortly after the sale of the facility.
     In October 1994, Mr. Brooks formed Hays Assisted Living, L.L.C. for the purpose of developing and operating a 33-unit assisted living facility in Hays, Kansas. The facility was completed in April 1995, reached stabilized occupancy
within five months of opening and was sold to SGH in March 1996.   Mr. Brooks
served as the Managing Member of Hays Assisted Living until its sale to SGH. This limited liability company terminated shortly after the sale of the facility.
     In August 1995, Colorado Springs Assisted Living, L.L.C. was formed for the purpose of developing and operating up to three 37-unit assisted living facilities in Colorado Springs, Colorado. Two facilities were built; no plans for the third facility are presently being contemplated. The first facility was completed in September 1996 and reached stabilized occupancy within four months of opening. The second facility was completed in April 1997 and presently is at 67% occupancy. Mr. Brooks is currently serving as the Managing Member of Colorado Springs Assisted Living.

     Each of the five aforementioned assisted living facilities were financed by the issuance of bonds under terms similar to that of the Offering. The table on the following page sets forth pertinent information regarding such financings, the status of such offerings and of the facilities financed. Each of such financings were offered and sold by the Underwriter on terms similar to the Offering. An investor must realize that prior performance is in no way to be construed as a guarantee of future performance.









                     (This space is intentionally left blank)

   PRIOR PERFORMANCE TABLE OF OTHER OFFERINGS BY THE MANAGING MEMBER


                            Masters        Wellington        Hays Assisted
                          Associates,   Partners,L.L.C.      Living, L.L.C.

Dollar Amount of Bonds
Offered for Sale:        $1,000,000        $1,150,000         $1,700,000

Dollar Amount Raised:    $1,000,000        $1,150,000         $1,700,000

Issue Date of the Bonds:03/01/1994        08/01/1994          03/01/1995

Primary Use of Net      Retire            Retire             Retire
Proceeds:               construction loan construction loan  construction loan
                        and construct 26  and construct 26   and construct 33
                        unit assisted     unit assisted      unit assisted
                        living facility   living facility    living facility


How are the Offerings   Co-first mortgage  Co-first mortgage Co-first mortgage
Similar?                bonds issued on a  bonds issued on a bonds issued on a
                        "best efforts"     "best efforts"    "best efforts"
                        basis              basis             basis

How Long was the        12 months          12 months         12 months
Offering Period?

What was the Term of    12 months          12 months         10 months
the Offering?

What was the Total      $870,950           $870,950          $1,400,000
Amount of the
Construction Loan to be
Paid?

Was the Company Able    No                 Yes               Yes
to Retire the
Construction Loan in
Full before its
Maturity Date?

What were the           The Company        Not applicable    Not applicable
Consequences of         was able to
Failing to Pay the      extend the note
Construction Loan by    and paid it off by
the Maturity Date?      the date required.


What was the Cost to    Interest costs     Not applicable   Not applicable
the Company to Extend   only
the Construction Loan?

Are the Bonds Still     No, the Bonds      No, the Bonds    No, the Bonds
Outstanding?            were called on     were called on   were called on
                        October 1, 1996.   August 1, 1996.  October 1, 1996.

Has the Property Been   Yes                Yes              Yes
Sold by the Company?

Is each Assisted        Not Applicable     Not Applicable   Not Applicable
Living Home Open and
Producing Cash Flow
at a Rate that is
Adequate to Cover
Operating Expenses and
Debt Service on the Bonds?


   PRIOR PERFORMANCE TABLE OF OTHER OFFERINGS BY THE MANAGING MEMBER CONT...


                            Colorado          Colorado
                             Springs           Springs
                            Assisted          Assisted
                              Living           Living
                               L.L.C.           L.L.C.
Dollar Amount of Bonds
Offered for Sale:           $2,400,000         $2,400,000

Dollar Amount Raised:       $2,400,000         $2,400,000

Issue Date of the Bonds:    07/01/1996         09/01/1996

Primary Use of Net         Retire             Retire
Proceeds:                  construction loan  construction loan
                           and construct 37   and construct 37
                           unit assisted      unit assisted
                           living facility    living facility

How are the Offerings    Co-first deed of     Co-first deed of
Similar?                 trust bonds issued   trust bonds issued
                         on a "best           on a "best
                         efforts" basis       efforts" basis

How Long was the          12 months           12 months
Offering Period?

What was the Term of      10 months           9 months
the Offering?

What was the Total        $1,900,000          $1,900,000
Amount of the
Construction Loan to be
Paid?

Was the Company Able to   Yes                 Yes
Retire the Construction
Loan in Full before its
Maturity Date?

What were the             Not applicable      Not applicable
Consequences of
Failing to Pay the
Construction Loan by
the Maturity Date?

What was the Cost to      Not applicable      Not applicable
the Company to Extend
the Construction Loan?

Are the Bonds Still       Yes                 Yes
Outstanding?

Has the Property Been     No                  No
Sold by the Company?

Is each Assisted          Yes                 The facility is
Living Home Open and                          open but not yet
Producing Cash Flow                           producing
at a Rate that is                             sufficient cash
Adequate to Cover                             flow to cover debt
Operating Expenses and                        service.
Debt Service on the Bonds?


                               CERTAIN TRANSACTIONS

     Robert A. Brooks, the Managing Member and control person of the Company, will have certain transactions with the Company that are not a result of arms length negotiations. Prospective purchasers of the Bonds must rely on the ability and integrity of Mr. Brooks and his operation of the Company.

Management Fees
     In return for certain on-going management and administrative services, including primary responsibility for the day-to-day operation of the Residence, the Managing Member may receive 7% of the gross rental income of the Company. This fee shall be computed and paid 45 days after the date on which the gross
rental income was earned.    In general, "gross rental income" means all amounts
actually collected by the Company, as tenants' rents, vending and laundry income, income from commercial space, but excluding: (i) income derived from interest on investments, (ii) discounts and dividends on insurance, and (iii) security deposits. This management fee would approximately equal $5,800 per month assuming 100% occupancy of the units and collection of 100% rents and fees due associated with the Residence. The Managing Member may be reimbursed for reasonable costs incurred by the Managing Member including but not limited to automobile mileage, office rental, telephone and facsimile machine expenses, expenses associated with computer and other office equipment usage, clerical expenses and other expenses related to the Company's business. For example, the Managing Member may be reimbursed for automobile mileage between his home in Wichita, Kansas and the Residence in St. George, Utah. The Company may also reimburse the Managing Member for the cost of flying between these two locations and for his temporary lodging in St. George. The Company does not have a cap on
expenses that can be reimbursed to the Managing Member.   See "Management -
Managing Member."

Development
     Mr. Brooks has been responsible for various development services associated with the Residence including: land acquisition, zoning, and licensing; obtaining financing; site planning; general contractor selection; construction oversight; and initial accounting system and organizational setup. In return for these development services, Mr. Brooks may receive a development fee in the amount of $100,000 solely from the operations of the Residence. Mr. Brooks has not been paid a development fee as of the date of this Offering.

Unsecured Notes
     The Company has entered into financing arrangements in the form of unsecured notes payable to the Managing Member and also an affiliated company of the Managing Member. As of June 30, 1997, the Company had an aggregate of $252,726 in unsecured notes payable to the Managing Member, due at various dates through 1997 and 1998 with automatic extension provisions if not paid in full on the maturity dates, at interest of 9%. As of July 17, 1997, the Company had $88,142 in unsecured notes payable to the Brooks Development Company (an affiliated company of the Managing Member) bearing interest at 9% and due at various dates through 1997 and 1998 with automatic extension provisions if not paid in full on the maturity dates.

Real Estate Conveyance
     In June of 1997, Robert A. Brooks, Managing Member of the Company, conveyed the property securing the Bonds (1.99 acres at 220 S. 1200 East Street in St. George, Utah) to the Company in exchange for an unsecured note payable to Mr. Brooks. This unsecured note is included in the total amount of unsecured notes payable to the Managing Member as disclosed in "Certain Transactions - Unsecured Notes". This property was conveyed at Mr. Brooks' original cost basis of approximately $206,000.


                               DESCRIPTION OF BONDS

     The Bonds will be issued in book-entry form (unless the purchaser requests a printed bond certificate) pursuant and subject to the provisions of a certain Trust Indenture (the "Trust Indenture") between the Company and Colonial Trust Company of Phoenix, Arizona, as Trustee, Bond Registrar and Paying Agent (the "Trustee"). The Trust Indenture will be filed for record in the Washington County Courthouse in Utah. Copies of the Trust Indenture will be deposited with the Trustee, the Company and the Underwriter. The following is a summary of the provisions of the Trust Indenture.

Co-First Deed of Trust
     The Series 1997-I Bonds will be secured by a Co-First Deed of Trust with Emprise Bank on the Residence. A co-first deed of trust allows each lien holder (Colonial Trust Company acting as Trustee on behalf of the Series 1997-I bondholders, and Emprise), in the event of a default, to share in the proceeds form the sale of the Residence. The rights of Colonial Trust Company acting as Trustee on behalf of the Series 1997-I bondholders are subject to a certain Lienholders Agreement between the Trustee and Emprise dated as of June 20, 1997, which, among other things, provides for the allocation of proceeds from the sale of the Residence based on the principal balance of the debts as calculated under the Lienholders Agreement. See "Description of Property - Financing of Residence". The total liabilities against the Residence between the Series 1997-I Bonds and the Construction Loan should at no time exceed the aggregate amount of the Series 1997-I Bonds ($2,500,000).

Types of Bonds
     There are two types of bonds being offered: Simple Interest Bonds and Compound Interest Bonds.
     Simple Interest Bonds begin accruing interest from October 1, 1997 whether or not the bonds have been purchased. Interest on the Simple Interest Bonds is payable to the investor semiannually until the bonds mature. Upon maturity the bonds will cease to accrue interest.
     Compound Interest Bonds begin accruing interest from October 1, 1997 whether or not the bonds have been purchased. Interest on the Compound Interest Bonds will compound semiannually, and will pay both principal and accrued interest upon maturity of the bond. Upon maturity the bonds will cease to accrue interest.

Tax Consequences
     Interest paid on the Bonds is not exempt from federal or state income taxes. Interest on Simple Interest Bonds is paid by check semiannually. While Compound Interest Bonds pay the interest earned only at the maturity of the Bond, a portion of the interest must be reported as income each year even though no interest will be paid until maturity. The interest to be reported each year is the amount of interest accruing on the Bond that year. For further information concerning the tax consequences of purchasing or holding the Bonds, the investor should consult his or her tax advisor.

General
     The Bonds will be dated October 1, 1997. The Bonds will be issued in book-entry form (unless the purchaser requests a printed bond certificate) as registered Bonds without coupon in denominations of $250 each or any integral multiple thereof. Both Simple Interest Bonds and Compound Interest Bonds will be issued to mature serially. To "mature serially" means the bonds will mature according to a predetermined maturity date, beginning six months from the issue date of the bonds and continuing to mature each six months thereafter through 20 years. The Simple Interest Bonds will pay interest to the registered owner each six months until the bond matures. The Simple Interest Bonds mature serially and bear simple interest payable by check mailed to the registered owner each April 1 and October 1 until the Bonds mature. The Simple Interest Bonds mature serially and will begin earning interest on the issue date of October 1, 1997, whether or not they have been purchased. The Compound Interest Bonds bear compound interest from the date of issue payable at maturity compounded semiannually each April 1 and October 1 until the Bonds mature. Compound Interest Bonds will pay both principal and interest upon maturity of the bond. The Compound Interest Bonds will begin accruing interest as of October 1, 1997, whether or not they have been purchased. See "Maturity Schedule". If any Compound Interest Bonds are purchased after the Issue Date, the purchaser will nevertheless be entitled to receive the accrued interest on the Bond from the date of issuance. Both types of bonds are sold at face value with the accrued interest going to the investor. Each year the purchaser of a Compound Bond will receive a form 1099 O.I.D. from the Trustee/Paying Agent showing the interest earned on the Bond(s) for that tax year. The purchaser of either a Simple Interest Bond or a Compound Bond should understand that in the event he/she should need to sell the bond, the Underwriter does not make a secondary market for the Bonds, nor is there the likelihood a secondary market will develop. Principal and interest are payable in lawful money of the United States by the Trustee, acting in its capacity as Paying Agent. The Issue Date of all the Bonds will be the same regardless of when each individual Bond is sold.
     Subject to the sale of a minimum of $300,000 in principal amount of the Bonds, the Offering will terminate one year from the date hereof.

Trust Estate
     The Company pledges, transfers and assigns to the Trustee, in trust, to secure the payment of the Bonds, all of its rights, title and interest to the first receipts of any and all revenues of the Residence, the real property of the Company and the furnishings and equipment of the Company and all monies and securities held by the Trustee under the terms of the Trust Indenture. Under the terms of a certain Lienholders Agreement which the Trustee is subject to, all receipts from collection and foreclosure are to be allocated between the Construction Loan and the Bonds in proportion to their then respective outstanding balances. If a substantial amount of the Bonds are not timely sold, the recovery of each Bondholder would then be substantially diminished if a default were to occur.

Trust Funds Established Under the Trust Indenture
     The Trust Indenture provides for the creation of the Bond Proceeds Fund, into which the proceeds from the sale of Bonds will be deposited. The Trust Indenture also creates the Bond Operating Fund, into which all payments of the Company are collected prior to payment being made to the Bondholders.

Payment of Bonds
     Principal and interest on the Bonds is payable at the office of the Trustee in lawful currency of the United States of America. Payment of interest shall be made to the registered owners of the Bonds and paid by check or draft mailed to the registered owners at the address appearing on the Bond register of the Trustee. Each holder who has received a printed bond certificate must send his/ her matured Bonds to the Paying Agent in order to obtain payment of the aggregate principal amount.

Events of Default
     The term "event of default" when used in the Trust Indenture means the occurrence of any one of the following events:

     a) Failure or refusal to pay when due the principal and/or interest on any Bond;
     b) Failure or refusal to timely pay into the Operating Fund Account any installment(s) required;
     c) Failure or refusal to pay when due any taxes, assessments, insurance, claims, liens or encumbrances upon the Residence, or to maintain the Residence in good repair, or to cure the breach of any other covenant set forth in the Trust Indenture;
     d) Failure or refusal to pay when due any loan or advance by or the fees and expenses of Trustee or of any depository or escrow agent;
     e) Failure or refusal, upon written request of the Trustee, (i) to furnish Trustee with such insurance policies, financial reports and information concerning Company as may be reasonably required by Trustee, or (ii) to grant unto Trustee, its agents, accountants and attorneys access during normal business hours to Company's offices for the purpose of examining and, within reasonable limits, photocopying such records;
     f) Making an assignment for the benefit of creditors; or should a receiver, liquidator, or trustee be appointed to assist in the payment of Company's debt; or should any petition for bankruptcy, reorganization, or arrangement of Company be filed; or should Company be liquidated or dissolved, or its charter expire or be revoked.

Remedies of Default
     Upon the occurrence and continuation of an event of default, the Trustee may accelerate the Bonds and declare the principal of all Bonds outstanding immediately due and payable. Additionally, upon written request of the holders of not less than 25% of the Bonds outstanding, the Trustee is obligated to accelerate the maturity of the Bonds in an event of default.

Additional Covenants
     In addition to its obligation to remit the principal and interest payments when due the Company has agreed to at its own cost and expense, maintain the properties in good repair and condition and pay or discharge all taxes, assessments and any mechanic's or materialmen's liens that may become payable.

Casualty
     With respect to insurance, the Company has agreed to maintain in full force and effect at all times fire and extended coverage insurance insuring against losses in an amount at least equal to the balance then due on the outstanding Bonds. The proceeds of any such insurance are to be applied for the replacement or repair of the property damaged, to purchase additional property secured by the Trust Indenture as originally acquired with Bond proceeds, for construction of additional improvements on the Residence, to redeem outstanding Bonds, or a combination of the foregoing. If the proceeds from the sale of the Bonds are to be used to finance the construction of improvements, the Company agrees to furnish and maintain in full force builder's risk insurance during the period of construction. In addition, the Company has agreed to maintain in full force and in effect at all time general liability insurance in such amount and with such insurers as shall be approved by the Trustee. The Trustee is authorized to withdraw funds from the Bond Operating Fund and to apply funds for the account of the Company of such obligations as aforementioned, and the Company is obligated to immediately restore the proper balance of the Bond Operating Fund.

Periodic Reporting
     The Company has agreed to furnish to the Trustee, at least annually, audited financial statements, including a balance sheet, statement of activity and statement of changes in financial position and to permit the Trustee to examine the books or records of accounts of the Company and the Residence at all reasonable times. Audited annual financial statements will also be supplied to the investors.

Additional Bond Issues/Additional Indebtedness
     The Company reserves the right to issue additional parity Bonds or incur additional debt obligations ("additional Bonds") in any amount for any lawful purpose, including refunding any outstanding Bonds. Such additional Bonds along with the Bonds offered hereby shall be deemed "Bonds" for all purposes and as defined in the Trust Indenture. When issued and delivered the additional Bonds will be secured under the terms of the Trust Indenture and shall be on a parity with all then outstanding Bonds of the Company offered hereby. The additional Bonds may be offered in one or more series or issues, in various principal amounts, bearing interest, maturing, and having such redemption features and other provisions as may be provided in any supplemental indenture or other instrument authorizing their issuance. However, no series or issue of additional Bonds shall be issued unless:

     a) Any default or event which would result in default by Company under the Trust Indenture has been first cured;
     b) Any real property acquired from the proceeds of Additional Bonds must be subjected to and become a part of the lien of the Trust Indenture and any mortgage or deed of trust upon the Residence;
     c) The ratio of the total of outstanding Bonds, as compared to the appraised value of the property securing the payment of the Bonds, must not exceed 100% of the then appraised market value of the property securing the payment of the Bonds as derived from the Income Approach Appraisal Method; and

Substitution of Collateral
     If the Company is not then in default, the Trustee may execute partial releases, accept substitution of collateral, or subordinate its lien; provided, however, that in every such instance the Trustee must receive from some disinterested person a certificate stating that the value of the property to be substituted is of equal or greater value to the original property.

Successor Trustee
     If the Trustee resigns or is removed or dissolved or if any court or administrative body takes control over the property or affairs of the Trustee because of insolvency or financial difficulty or for any other reason, the Company must appoint a Successor Trustee. If the Company fails to make such an appointment, the majority in principal amount of Bondholders may appoint a Successor Trustee. The Successor Trustee must then mail notice of its appointment to the registered owners but no other notice is required

Modification of Trust Indenture
     The Trust Indenture may be amended or supplemented from time to time by the parties thereto without the consent of or notice to the Bondholders for any of the following purposes:

     a) To cure any ambiguity, omission, formal defect or inconsistency; or
     b) To issue additional Bonds within the guidelines described above; or
     c) To make any change which, in the judgement of the Trustee in reliance upon any opinion of counsel does not adversely affect the rights of the holders of any Bond.

     The Trust Indenture may be amended or supplemented for purposes other than those set forth above with the consent of the holders of 66 2/3% of the Bonds then outstanding; provided, however, that no such amendment or supplement without the consent of the holder of any Bond affected thereby shall:

     a) Reduce the percentage of the principal amount of Bonds the holders of which must consent to for any such amendment, supplement or waiver;
     b) Reduce the rate or extend the time of payment of interest on any Bonds;
or
     c) Reduce the principal or premium, if any, on any Bond or extend the time or times of payment thereof whether at maturity, upon redemption or otherwise.

Prepayment
     The Company has reserved the right to redeem all or a portion of the Bonds prior to their stated maturity on any semiannual interest computation date.
The Bonds are subject to redemption without premium at the principal amount thereof plus accrued interest. The registered owner will be given written notice of such redemption at the owner's address as it appears on the Bond Register. It is the owner's responsibility to notify the Paying Agent of any change of address. Any Bond not redeemed by its owner within three years after its maturity date is deemed to have been paid and the funds will escheat to the benefit of the appropriate state authority.

Security and Source of Payment for the Bonds
     The Bonds will be payable primarily from the first revenues of the Residence. These Bonds are an obligation of the Company and will be secured by a co-first deed of trust on the Residence, the Residence being more fully described in the Trust Indenture.
     The Company covenants to keep all property pledged under this Bond issue properly insured against loss by fire, windstorm and explosion in an amount equal to the outstanding balance of the Bonds. A copy of such policy, payable jointly to the Company and the Trustee, will be on file with the Company and the Trustee.

Operating Fund Requirements
     Under the Trust Indenture, the Company must establish a Operating Fund Account and make monthly deposits into the Operating Fund Account in amounts predetermined to be sufficient at all times to pay the principal and interest of the Bonds. The required monthly deposits will be as follows:

                            Series 1997-I ($2,500,000)
   $19,573.19 per month for one year (12 Payments) beginning October 1, 1997 $21,668.49 per month for one years (12 Payments) beginning October 1, 1998 $23,583.95 per month for one years (12 Payments) beginning October 1, 1999
$25,260.00 per month for sixteen and one half years (198 Payments) beginning
   October 1, 2000
    $22,461.32 per month for six months (6 Payments) beginning April 1, 2017
         Payments do not include the Paying Agent fee of $625 per month.

     The Company will fund from the proceeds of this Offering operating fund payments in the amount of $125,000. This amount is equivalent to slightly more than the first six month operating fund payments assuming all of the Bonds are sold. The $125,000 in operating fund payments funded from bond proceeds will be applied for the initial operating fund payments. After the $125,000 has been used for the initial operating fund payments, the remaining operating fund payments will be payable primarily from the first revenues of the Residence.
If the Company is unable to make the required operating fund payments to pay the principal and interest due on the bonds, then an event of default will occur. See "Description of Bonds - Events of Default" and "Description of Bonds - Remedies of Default."
     The Trustee must first draw, from the Operating Fund Account, the charges due for paying agency and trustee services. Thereafter, the amounts in the Operating Fund Account shall be used solely for the payment of interest becoming due or principal becoming payable on the Bonds or for the redemption of Bonds; provided however, that the Trustee may in the event the Company fails to maintain or insure its properties, apply such funds as may be available in the Operating Fund Account to perform the Company's obligations. The Company is obligated to immediately replenish such funds so applied.

Ten Year Bond Reserve Account
     The Company has agreed to establish a Ten Year Bond Reserve Account from bond proceeds. The Ten Year Bond Reserve Account will be funded in the amount of $130,000 and will remain in place for a period of ten years from the issue date of the Bonds. The purpose of the Ten Year Bond Reserve Account is that in the event the Company has not deposited the necessary funds to pay the principal and interest due on any semiannual payment date, the Trustee may apply available funds to the principal and interest due on the Bonds. All interest earned on the funds in the Ten Year Bond Reserve Account will remain as a part of the Ten Year Bond Reserve Account to be used for said purposes. At the end of the ten year period said reserve funds will be used to call any outstanding Bonds, provided the Company is current on all operating fund payments.

Escrow And Disbursement Of Bond Proceeds
     Proceeds from the sale of the Bonds shall be payable to and deposited with Colonial Trust Company of Phoenix, Arizona ("Escrow Agent" and "Registrar"). No
 fees still due the Broker shall be paid out of the escrow account until the Minimum Escrow Amount ($300,000) is met. The funds shall be used only for the purposes set forth under the "Use of Proceeds." If $300,000 has not been deposited in the Escrow Account from the sale of the Bonds by April 1, 1998, the subscribers to the Bonds will receive the return of their subscription amount plus interest. In the event that the Offering is not successful and is terminated, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from October 1, 1997 through the escrow termination date at the rate attributable to the Bonds subscribed. The Investor has no access to funds held in the Escrow Account by the Escrow Agent. See "Underwriting".

Escrow Agent
     The Company has appointed Colonial Trust Company of Phoenix, Arizona, as Escrow Agent. The duties and responsibilities of the Escrow Agent are set forth in the Escrow agreement between the Company and the Escrow Agent, the provisions of which are summarized under "Description of Bonds - Escrow And Disbursement Of Bond Proceeds."

Trustee
     Colonial Trust Company of Phoenix, Arizona, has agreed to serve as Trustee for the Bonds pursuant to the Trust Indenture entered into between the Company and the Trustee. The Trustee has also agreed to serve as Paying Agent,
Registrar, Disbursing Agent and Escrow Agent.   The Trustee is not a guarantor
or surety, does not in any way guarantee or act as surety for payment of the Bonds and may not be held liable under any conditions, except for its own negligence.
     The Underwriter and Trustee are separate corporations, organized under the laws of the states of Kansas and Arizona respectively. The Trustee and Underwriter share no common officer or directors. The Underwriter will however receive a fee not to exceed $50,000 to be paid in installments over the term of the Bond Issue from the Trustee for its technical assistance pertaining to the Bond Issue. This assistance normally includes, but is not limited to, (1) helping ensure that all legal documents are recorded; (2) making sure that proper documentation is forwarded to the Trustee, including such documents as the Articles of Organization, appraisal, financial statements and annual reports; (3) due diligence documentation of the progress of the project and bond sales; and (4) follow-up with the Company in the event of delinquent payments. This assistance offered by the Underwriter presents a conflict of interest, in that the Underwriter has underwritten other offerings for affiliates of the Company, and therefore may not want to alienate the Company (and possibly lose future business) by aggressively pursuing elinquent payments that are due to investors. Dependence by the Trustee on the Underwriter to provide certain information to the Trustee restricts the Trustee's ability to function independently as a Trustee. This assistance offered by the Underwriter, for which it is compensated by the Trustee, does in no way relieve the Trustee of its duties.

Registrar
     The Bonds are being issued as fully registered Bonds in book entry form (unless the purchaser requests a printed bond certificate). The Trustee is also acting as Registrar and Transfer Agent for the Bonds. As Bond Registrar, the Trustee will receive and record all proceeds from the sale of the Bonds, maintain a permanent bond register, authenticate and mail all Bonds to their registered holders that have requested a printed Bond, cancel and reissue Bonds which are transferred by the original holders, and replace lost, stolen and mutilated bond certificates. All Bonds will be registered in the owner's name. Upon registration, a bond confirmation certificate or, if the purchaser requests, a printed Bond will be mailed directly to it's owner.

Paying Agent
     The Company has also appointed the Trustee to act as Paying Agent for the Bonds. As paying agent the Trustee will receive and hold all payments remitted by the Company into the Operating Fund Account and will disburse therefrom all payments of principal or interest on the Bonds, Trustees fees and such other sums as provided in the Trust Indenture. The Paying Agent holds the funds in trust, commingled with similar operating funds of other companies, but must maintain detailed records to reflect the balances attributable to each Company. The Paying Agent may invest the funds in any form of account or deposit insured by depository insurance or in interest bearing obligations issued by the United States Government or any political subdivision thereof, or any funds comprised of the same.
     As Paying Agent, the Trustee is required to furnish periodic statements to the Company and to the Underwriter reflecting all receipts and disbursements from the Operating Fund Account.


                                   UNDERWRITING

Underwriting Agreement
     Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, between the Company and MMR Investment Bankers, Inc. (the "Underwriter"), the Company has retained the services of the Underwriter to offer and sell the Bonds offered hereby on a "best efforts" basis. There is a minimum escrow of $300,000 on the Bonds. The Bonds will be sold on an "as available" basis without regard to the various
maturity dates and the type of Bond.   The minimum investment amount is $250.
The offering price for the Bonds has been arbitrarily determined by negotiations between the Company and the Underwriter.
     The Underwriter will receive a concession from the Company for the sale of the Bonds. The concession will be paid in one of the following manners: (1) the Underwriter will receive 6.5% of the face amount of each Bond sold by another NASD member firm through a selling group agreement with the Underwriter;
 (2) the Underwriter will receive a concession of 5% of the face amount of each bond sold by the Underwriter to clients of the Underwriter; or (3) the Underwriter will receive a processing fee of 2.5% of the face amount of each Bond sold to a purchaser referred to the Underwriter by the Company, provided such investors are not currently a client of the Underwriter. The Underwriter will also receive a fee not to exceed $50,000 to be paid in installments over the term of the Bond Issue from the Trustee for services rendered to the Trustee including the review of the financial and operating condition of the Company on a continuing basis. In addition, the Underwriter has received an investment banking fee of $31,250 for its unaccountable expenses associated with the Offering. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     The sale of the Bonds will be for a period of one year from the date of this Prospectus. The Underwriter will not receive any unpaid fees due until the minimum escrow of $300,000 has been met. All offerings are subject to prior sale.
     The Underwriter has the first right of refusal on any other financing needs of the Company involving the Residence for the next three years following the offering.
     In addition, the Company may not contact any person listed in the records of the Underwriter as a customer of the Underwriter for any reason whatsoever without obtaining the prior written consent of the Underwriter. However, this provision is not to be construed to prohibit the Company from providing any reports or notifications to bondholders that may be mandated by any federal or state laws or regulations.
     Each person who wishes to purchase a Bond must execute a subscription agreement covering the Bond(s) being purchased. Checks should be made payable to Colonial Trust Company as Escrow Agent and Registrar. Completion of the subscription agreement, including proper signature thereon is essential prior to any sale of the Bonds to potential investors. However, the Company and Underwriter reserve the right to reject any subscription for any reason whatsoever, in which event all monies will then be refunded to the prospective investor without interest, deduction or credit thereon.

Experience of the Underwriter
     The Underwriter has not acted as a principal underwriter of debt securities such as the Bonds offered hereby. During the last ten years, the Underwriter's experience has primarily been in the underwriting of nonprofit debt securities, intrastate debt offerings and Regulation A debt offerings.

Possible Withdrawal of Underwriter
     In June 1997, the Securities Commissioner of the State of Kansas filed a Petition in the District Court of Shawnee County, Kansas, Case No. 97-CU-755, styled State of Kansas, ex. rel. David R. Brant, Securities Commission of the State of Kansas v. William Gerald Martin, Thomas Gene Trimble, and MMR Investment Bankers, Inc. This case stems from the Underwriter's participation in a series of church bond offerings of a single church located in Wichita, Kansas. The Securities Commissioner of Kansas seeks a permanent injunction restraining and enjoining each of the defendants from directly or indirectly employing any device, scheme, or artifice to defraud; engaging in an act, practice or course of business which would operate as a fraud or deceit upon any person; and/or making any untrue statements of material fact and/or omitting to state material facts necessary in order to make other statements made not misleading, and, seeking restitution jointly and/or severely from each of the defendants in the amount of $4,825,665.24, which is the amount in default on the last two issues of church bonds issued on behalf of the church. It is likely that during the offering of the Bonds, that this matter may be adjudicated, settled, or otherwise, and the authority of the Underwriter to engage in the securities business may be suspended, revoked or limited. Currently, this litigation is in its discovery stage, and the Underwriter has determined to vigorously defend the case. However, in the event the Underwriter is unable to continue its business as a broker dealer of securities, it will have to withdraw from its participation in this offering and, in all likelihood, the offering will be terminated unless and until the Company is successful in finding another Underwriter willing to participate in the sale of the Bonds.


                                  LEGAL MATTERS

     The Company's counsel, Roger L. Theis, of Morris, Laing, Evans, Brock & Kennedy, Chartered, Attorneys At Law, Wichita, Kansas, has opined upon certain legal matters pertaining to the Bonds. In addition, David Gee of Kimball, Parr, Waddoups, Brown & Gee, Salt Lake City, Utah, has opined upon certain legal matters pertaining to the Bonds for the Company. Certain legal matters have been passed upon for the Underwriter by Michael G. Quinn, Esq., Wichita, Kansas.

     To the best knowledge of the Company, there are no pending legal proceedings nor any known to be threatened or contemplated to which the Company is a party or to which any of its property may be subject.


                                     EXPERTS

     The following experts have consented to their names and to references to their reports appearing in this Prospectus: Keith D. Callison, SRA, Wichita, Kansas, has provided an appraisal of the Residence. The financial statements dated December 31, 1996 and 1995 have been audited by George, Bowerman, Osborn and Company, P.A., independent certified public accountants, Wichita, Kansas.






                     (This space is intentionally left blank)

                              ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form SB-2 under the Securities Act with respect to the Bonds offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and financial schedules thereto. Reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company and the Bonds offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the Bonds, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined or copied at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York New York 10048 and at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.




                     (This space is intentionally left blank)

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page

Accountant's Compilation Report with Reference
     to the Company's Audited Financial Statements. . . . . . . . . . . .  F-2

Balance Sheets at December 31, 1995 and 1996
     and June 30, 1997 (Unaudited). . . . . . . . . . . . . . . . . . . .  F-3

Statements of Operations for the Years Ended December 31, 1995 and 1996
     and the Twenty-Six Weeks Ended June 30, 1997 (Unaudited) . . . . . .  F-4

Statements of Members' Equity (Deficit) for the Years Ended
     December 31, 1995 and 1996 and the Twenty-Six Weeks Ended
     June 30, 1997 (Unaudited). . . . . . . . . . . . . . . . . . . . . .  F-5

Statements of Cash Flows for the Years Ended December 31, 1995 and 1996
     and the Twenty-Six Weeks Ended June 30, 1997 (Unaudited) . . . . . .  F-6

Notes to Financial Statements (Unaudited) . . . . . . . . . . . . . . . .  F-7



                     (This space is intentionally left blank)

[GEORGE, BOWERMAN, NOEL & DEUTSCH, P.A. LETTERHEAD HERE]



          ACCOUNTANT'S COMPILATION REPORT

To the Members
Front Range Assisted Living, L.L.C.
Wichita, Kansas

We have compiled the accompanying balance sheet of Front Range Assisted Living, L.L.C. (a development stage company) as of June 30, 1997 and the related statements of operations, members' equity and cash flows for the period from January 1, 1997 to June 30, 1997 and for the period from July 18, 1995 (inception) to June 30, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements at June 30, 1997 and for the period from January 1, 1997 to June 30, 1997 and for the period from July 18, 1997 (inception) to June 30, 1997 and, accordingly, do not express an opinion or any other form of assurance on them.

The financial statements for the year ended December 31, 1996 and for the period from July 18, 1995 to December 31, 1995, were audited by us and we expressed an unqualified opinion on them in our report dated January 8, 1997, but we have not performed any auditing procedures since that date.


/S/George, Bowernam, Noel & Deutsch, P.A.

July 18, 1997
Wichita, Kansas

                FRONT RANGE ASSISTED LIVING, L.L.C.
                  A LIMITED LIABILITY COMPANY
                 (A DEVELOPMENT STAGE COMPANY)

                        BALANCE SHEETS


                                                    December 3l,  December 3l,
                                      June 30, 1997     1996          1995
                                       (Unaudited)   (Audited)     (Audited)

                            ASSETS

Current assets:
     Cash                               $       143   $     273     $     402
                                         ----------   ---------      --------
Property assets:
     Land                                   206,213          -             -
     Site development                         6,796          -             -
                                         ----------   ---------      --------
                                            213,009          -             -
                                         ----------   ---------      --------
Other assets:
     Organizational costs                     1,943       1,260         1,260
     Financing costs                         33,698      15,000            -
                                         ----------   ---------      --------
          Total other assets                 35,641      16,260         1,260

               Total assets              $  248,793   $  16,533     $   1,662
                                         ==========   =========     =========

                LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable                    $      100   $     100      $     -
     Accrued interest payable                 3,383         799           187
     Notes payable                          257,804      21,560         6,460
                                         ----------   ---------      --------
          Total current liabilities         261,287      22,459         6,647
                                         ----------   ---------      --------
Members equity (deficit):
     Capital contributions                      200         200           200
     Deficit accumulated during the         (12,694)     (6,126)       (5,185)
          development stage              ----------   ---------      --------

          Total members' deficit            (12,494)     (5,926)       (4,985)
                                         ----------   ---------      --------

               Total liabilities and
                    members' deficit      $  248,793   $  16,533      $  1,662
                                         ==========   =========      ========



               See accompanying notes and Accountant's Compilation Report.

                      FRONT RANGE ASSISTED LIVING, L.L.C.
                        A LIMITED LIABILITY COMPANY
                       (A DEVELOPMENT STAGE COMPANY)

                         STATEMENTS OF OPERATIONS

                                      Cumulative                    For The
                                        During                      Period
                                     Development                   Beginning
                                        Stage                   July 18, 1995
                          From        July 18, 1995     Year     (Inception)
                     January 1, 1997    (Inception)     Ended        To
                          To              To         December 31, December 31,
                     June 30, 1997   June 30, 1997     1996          1995
                      (Unaudited)     (Unaudited)   (Audited)     (Audited)

Revenues               $      -       $      -       $    -        $    -
                       ---------      ---------      -------       -------
Expenses:
     Office rent              -           4,400           -          4,400
     Advertising           2,303          2,303           -             -
     Professional fees     1,350          1,789          150           289
     Interest expense      1,075          1,874          612           187
     Travel and
          entertainment    1,309          1,501           -            192
     Telephone               393            393           -             -
     Office supplies         124            178           -             54
     Bank charges             14            173           96            63
     Licenses and permits     -              83           83            -
                       ---------      ---------      -------       -------

Total expenses             6,568         12,694          941         5,185
                       ---------      ---------      -------       -------

Net loss               $  (6,568)     $ (12,694)     $  (941)      $(5,185)
                       =========      ==========     =======       =======



             See accompanying notes and Accountant's Compilation Report.

                     FRONT RANGE ASSISTED LIVING, L.L.C.
                        A LIMITED LIABILITY COMPANY
                       (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF MEMBERS' EQUITY
               From July 18, 1995 (Inception) To June 30, 1997

                                      Contributed    Accumulated
                                        Capital        deficit       Total

Balance at July 18, 1995                $    -        $     -        $    -

     Member contributions                   200             -           200

     Net loss                                 -         (5,185)      (5,185)
                                        -------       --------       ------

Balance at December 31, 1995(audited)       200         (5,185)      (4,985)

     Net loss                                -            (941)        (941)
                                        -------       --------       ------

Balance at December 31, 1996(audited)       200         (6,126)      (5,926)

Net loss                                     -          (6,568)      (6,568)
                                        -------       --------       ------

Balance at June 30, 1997(unaudited)     $   200       $(12,694)    $(12,494)
                                        =======       =========     ========

           See accompanying notes and Accountant's Compilation Report.

                  FRONT RANGE ASSISTED LIVING, L.L.C.
                      A LIMITED LIABILITY COMPANY
                     (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF CASH FLOWS



                                          Cumulative               For The
                                           During                  Period
                                         Development               Beginning
                                            Stage               July 18, 1995
                                        July 18,1995      Year     (Inception)
                         January 1, 1997 (Inception)     Ended         To
                               To           To       December 31, December 31,
                          June 30, 1997 June 30, 1997     1996         1995
                           (Unaudited)   (Unaudited)    (Audited)   (Audited)

Cash flows from
  operating activities:

  Net loss                    $  (6,568)  $ (12,694)   $   (941)    $ (5,185)
   Adjustments to
      reconcile net loss
      to net cash used for
      operating activities:
        Increase in
         accounts payable            -          100         100           -
        Increase in accrued
         interest payable         2,584       3,383         612          187
        Accrued interest
         capitalized          $  (1,509)     (l,509)         -            -
                              ---------   ---------    --------     --------
        Net cash used
         for operating
         activities              (5,493)    (10,720)       (229)      (4,998)
                              ---------   ---------    --------     --------

Cash flows used for
 investing activities:
   Site development assets       (6,500)     (6,500)         -            -
   Purchase of other assets     (19,381)    (35,641)    (15,000)      (1,260)
                              ---------   ---------    --------     --------
      Net cash used
       for investing
       activities               (25,881)    (42,141)    (15,000)      (1,260)
                              ---------   ---------    --------     --------
Cash flows from
 financing activities:
   Member contributions              -          200          -           200
   Loan proceeds                 31,244      52,804      15,100        6,460
                              ---------   ---------    --------     --------
      Net cash provided by
      financing activities       31,244      53,004      15,100        6,660
                              ---------   ---------    --------     --------

Increase (decrease) in cash        (130)        143        (129)         402
Cash at beginning of period         273          -          402           -
                              ---------   ---------    --------     --------

Cash at end of period         $     143   $     143    $    273     $    402
                              =========   =========    ========     ========

Noncash transactions:
   Land acquisition from
    issuance of notes payable $ 205,000   $ 205,000     $     -      $     -
   Capitalized interest
    from accrued interest
    payable                       1,509       1,509          -            -


           See accompanying notes and Accountant's Compilation Report.

                    FRONT RANGE ASSISTED LIVING, L.L.C.
                       A LIMITED LIABILITY COMPANY
                      (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO FINANCIAL STATEMENTS

             June 30, 1997, December 31, 1996 and December 31, 1995 (Information as of June 30, 1997 and for the Six-Month Period
                     Ended June 30, 1997 is Unaudited)


1.   ORGANIZATION AND OPERATIONS

Front Range Assisted Living, L.L.C. (the Company), is a limited liability company organized under the Kansas Limited Liability Company Act. The Company was formed to develop and operate an assisted living facility in the Saint George, Utah area. The planned facility is to consist of 38 residential rental units.

The Managing Member of the Company is Robert A. Brooks. The Manager is responsible for managing and controlling the affairs of the Company. The Company is comprised of two Members whose initial capital contributions consist of cash. The interests of the Members in the Company range from 6% to 94%. The other Member of the Company is Carol M. Brooks, wife of the Managing Member.
The operating agreement provides for up to eight additional persons to be admitted as Members at the sole discretion of the Managing Member. In the event of such admission of such additional Members, the interest of such additional Members shall reduce the interest of the Managing Member. Additional Members shall be entitled to an interest of 6% per capital contribution of $50,000. All items of income, gain, loss, deduction and credit shall be allocated among the Members in accordance with their percentage interest in the Company.

The Company will rent the facility, when constructed, to elderly individuals who are located in the Saint George, Utah area. Collection of rental income will be dependent upon the resources of the individuals to afford the rental rates being charged by the Company.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financing Costs

Costs incurred in connection with obtaining financing have been capitalized and will be amortized on the straight-line method over the term of the financing. Financing costs consist of bond issue costs related to the bonds to be issued and will be amortized over the life of the bonds when issued.

Organization Costs

Costs incurred in connection with the organization of the Company will be amortized over five years.

Income Taxes

A limited liability company ("LLC") is an entity created and authorized under various Kansas statutes. An LLC is structured to be taxed as a partnership, yet provides limited liability protection for all of its members. For Federal and state tax purposes, a LLC, like a partnership, is a pass-through entity; thus, its income and losses are taxed only at the member level based on their pro rata shares of the Company's items of income, deductions, losses and credits.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, cash is comprised of demand deposit accounts.

Concentration of Credit Risks

The Company maintains cash balances at a bank which is insured by the Federal Deposit Insurance Corporation up to $100,000.

Advertising Costs

Advertising costs are expensed as incurred.

Financial Statements

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

3.   NOTES PAYABLE

Notes payable consist of the following:

                                           June 30,  December 3l, December 3l,
                                              1997        1996        1995
                                          (Unaudited)  (Audited)    (Audited)
                                          -----------   ---------   ---------
Unsecured notes payable to Managing
 Member, due at various dates through
 1997 and 1998 with automatic extension
 provisions if not paid in full on their
 maturity dates, at interest rates of 9%  $ 252,726      $ 20,300     $ 5,200

Unsecured notes payable to Brooks
 Development Company, L.L.C. (an
 affiliated company of the Managing
 Member), due at various dates through
 1997 and 1998 with automatic extension
 provisions if not paid in full on their
 maturity dates, at interest rates of 9%      5,078         1,260       1,260
                                          =========      ========     =======
                                          $ 257,804      $ 21,560     $ 6,460

There have been no payments of principal or interest on any of the above outstanding notes payable by the Company. Interest expense for the period from January 1, 1997 through June 30, 1997 was $2,584 of which $1,509 was capitalized as a component of the cost of land and site development and $1,075 was charged to operations. The capitalization rate used to determine the amount of interest eligible for capitalization was 9%. For the year ended

December 31, 1996 and the period beginning July 18, 1995 to December 31, 1995, interest expense was incurred and charged to operations in the amounts of $612 and $187, respectively.


4.   FINANCING

The Company entered into a financing agreement dated December 20, 1996 with MMR Investment Bankers, Inc. for the underwriting and sale of a bond issue in the amount of $2,500,000, expected to be payable over 20 years at the prevailing market rates upon issuance. The Company intends to use the bond proceeds to provide permanent financing for the facility to be constructed. The bonds will be collateralized by a first mortgage on the land and facility to be constructed or in a co-first deed of trust position with a construction lender. Bond retirement payments are to be provided from the Company's rental fees. The Company is required to establish a three year bond reserve account in the amount of $125,000 to be controlled and used by the Trustee to pay principal and interest due on the bonds, should the issuer ever be in default on the bond issue. This bond reserve account shall be in effect for a period of three years from the date of the bond issue, and at the end of the three years, the bond reserve account will be used to call bonds provided the issuer is current on all bond reserve payments. The issuer will establish the bond reserve account with the initial proceeds from the sale of the bonds. In addition, the first six months operating fund requirements may be funded from the initial proceeds from the sale of the bonds.

The agreement provides for the Company to pay a 1 1/4% investment banking fee ($31,250) of the aggregate amount of the bond issue. The Company has paid the investment banking fee as of June 30, 1997. In addition, the Company will pay a processing fee of 2.5% of the face amount of each bond sold to the constituents of the issuer, a fee of 5% of the face amount of each bond sold to clients of the Broker, and a fee of 6.5% of the face amount of each bond sold to and/or through certain selected members of the National Association of Securities Dealers, Inc. through a selling group agreement.


5.   RELATED PARTY TRANSACTIONS

During the time that the Managing Member serves in that capacity, a management fee equal to 7% of the gross rental income of the Company shall be paid to him. In addition, the Managing Member is allowed reimbursement for reasonable costs incurred including, but not limited to, automobile mileage, office rental, telephone and facsimile machine expenses, expenses associated with computer and other office equipment usage, clerical expenses and other expenses related to the Company's business. Further, the Managing Member shall receive a development fee in the amount of $100,000 payable at such time and in such manner as the Managing Member shall determine is appropriate after January 1, 1997.

The Company has entered into financing arrangements in the form of unsecured notes payable with the Managing Member and also an affiliated company of the Managing Member (see Notes 3 and 6).


6.   COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS

On May 23, 1997, the Company entered into a contractual agreement in the amount of $1,592,181 for the construction of the facility. No payments have been made under the agreement through June 30, 1997.

An affiliated company of the Managing Member, Brooks Development Company, L.L.C., has entered into a contract in the amount of $91,000 with an architecture firm to provide site development and building plans for the facility. Brooks Development Company, L.L.C. has incurred expenses related to the architecture contract in the amount of $83,064 to June 30, 1997. Front Range Assisted Living, L.L.C. purchased the plans from Brooks Development Company, L.L.C. on July 17, 1997 issuing a note payable to Brooks Development in the amount of $83,064, due July 17, 1998 with an interest rate of 9%.

On June 20, 1997, the Company entered into a construction loan with a financial institution for temporary financing of the project in the amount of $2,000,000. The Company incurred a loan commitment fee in the amount of 1 1/2% ($30,000) of the total loan commitment at the closing of the loan agreement. The loan agreement provides for a variable daily interest rate at 1% above the "prime rate", which was 9.50% at June 30, 1997. Interest payments are due monthly beginning August 1, 1997 and the principal amount of the loan is due on September 1, 1998. The loan is secured by a deed of trust on the property, a security interest in all tangible and intangible personal property and fixtures associated with the project, a personal guaranty by Robert A. Brooks, Managing Member, in the amount of $340,000 and assignment of (a) a $500,000 life insurance policy on the Managing Member, (b) a certificate of deposit in the amount of $108,500 owned by the Managing Member and (c) a mutual fund with a market value of $59,700 owned by the Managing Member. Draw downs under the loan agreement to July 18, 1997 were $108,417.

The Company expects to incur total land, architecture, construction, financing and development costs of approximately $2,510,725 for the facility.

                     (This page is intentionally left blank)

     No person has been authorized in connection with the Offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                TABLE OF CONTENTS

Maturity Schedule. . . . . . . . . . . . . . . . 2
Prospectus Summary . . . . . . . . . . . . . . . 3
Risk Factors . . . . . . . . . . . . . . . . . . 6
Use of Proceeds. . . . . . . . . . . . . . . . .11
Business . . . . . . . . . . . . . . . . . . . .11
Description of Property. . . . . . . . . . . . .13
Principal Owners of the Company. . . . . . . . .15
Management . . . . . . . . . . . . . . . . . . .16
The Company's Plan of Operation. . . . . . . . .17
Prior Performance of the Managing Member . . . .18
Certain Transactions . . . . . . . . . . . . . .20
Description of Bonds . . . . . . . . . . . . . .20
Underwriting . . . . . . . . . . . . . . . . . .26
Legal Matters. . . . . . . . . . . . . . . . . .27
Experts. . . . . . . . . . . . . . . . . . . . .27
Additional Information . . . . . . . . . . . . .28
Index to Financial Statements. . . . . . . . . .F-1




     Until _____________, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the Bonds offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.






                                  $2,500,000
                          Co-First Deed of Trust Bonds
                                 Series 1997-I


                                    [LOGO]

                                  FRONT RANGE
                            ASSISTED LIVING, L.L.C.
                    (d/b/a Evergreen Gardens of St. George)


                                --------------
                                  PROSPECTUS
                                --------------



                          MMR INVESTMENT BANKERS, INC.



                                             , 1997
                                 ------------

                                     PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

     Under the Kansas Limited Liability Company Act, all Members and Managers of a limited liability company have limited liability without regard to their participation in the management of the Company's business. A Member is only liable for his contribution and improper return of capital.

     The Company's Operating Agreement provides that the Company shall indemnify the Managing member against all claims and liability incurred or imposed upon the Managing Member in the good faith exercise of his judgement relative to the business of the Company, provided; however, that the Managing Member is not guilty of willful misconduct or gross negligence. The Company has also agreed to indemnify its members against all claims or liability incurred or imposed upon such members solely as a result of the members having an interest in the Company.

     The Underwriting Agreement, filed as Exhibit 1(a) to this Registration Statement, provides for the indemnification by the Company of the Underwriter and each person, if any, who controls the Underwriter against certain liabilities and expenses, as stated therein, which may include liabilities under the Securities Act of 1933, as amended. The Underwriting Agreement also provides that the Underwriter similarly indemnify the Company, it directors, officers and controlling persons, as set forth therein.


Item 25. Other Expenses of Issuance and Distribution

     The following is a list of the estimated expenses in connection with the issuance and distribution of securities being registered, other than underwriting discounts and commissions, all of which is to be paid by the
Registrant:

   SEC Registration Fee. . . . . . . . . . . . . . . . . . . . . . . . . .$863
   NASD Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . .$750
   Blue Sky Qualification Fees and Expenses. . . . . . . . . . . . . . . . *
   CUSIP Registration Fees . . . . . . . . . . . . . . . . . . . . . . . . *
   Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . *
   Accounting Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . *
   Transfer Agent, Escrow Agent, Paying Agent, Registrar & Trustee Fees. . *
   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . *
                                                                          ----
             Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .$*
                                                                          ====
   * To be filed by amendment.


Item 26.  Recent Sale of Unregistered Securities

     The following table sets forth the Company's sales of unregistered securities in the last three years. No underwriters were involved in any of such sales nor were any commissions or similar fees paid by the Registrant with respect thereto. The Company claims exemption from registration for these issuances under Section 4(2) of the Securities Act of 1933, as amended.

Date of Sale  Title of Securities Sold   Amount Sold    Identity of Purchaser
July 1995        Membership Interest     94% Interest    Robert A. Brooks
July 1995        Membership Interest      6% Interest    Carol M. Brooks

Item 27.  Exhibits

   The following exhibits are filed herewith:

   Exhibit
   Number    Description

   1(a)      Form of Underwriting Agreement
   1(b)      Form of Selling Group Agreement
   1(c)      Form of Proceeds Escrow Agreement
   3(a)      Articles of Organization
   3(b)      Operating Agreement
   4(a)      Specimen of Bond Certificate
   4(b)      Form of Trust Indenture
   4(c)      Lienholders Agreement
   5(a)      Opinion of Morris, Laing, Evans, Brock & Kennedy
   5(b)      Opinion of Kimball, Parr, Waddoups, Brown & Gee
   10(a)     Construction Management Contract
   10(b)     Construction Loan Agreement
   23(a)     Consent of George, Bowerman, Osborn and Company
   23(b)     Consent of Morris, Laing, Evans, Brock & Kennedy
   23(c)     Consent of Kimball, Parr, Waddoups, Brown & Gee
   23(d)     Consent of Keith Callison & Associates
   99(a)     Appraisal
   99(b)     Environmental Report


Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pusuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Act;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
          (iii) Include any additional or changed material information on the plan of distribution.

   (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                    SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant, Front Range Assisted Living, L.L.C., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Wichita, State of Kansas, on this 11th day of August, 1997.

             FRONT RANGE ASSISTED LIVING, L.L.C.


             By:  /S/Robert A Brooks
                 -----------------------------------
                           Robert A. Brooks
                           Managing Member



     In accordance with the requirement of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on August 11th, 1997.

Signature Title


/S/Robert A Brooks                 Managing Member
-----------------------------
Robert A. Brooks                  (Principal Executive and Financial Officer)

/S/Carol M Brooks                  Member
-----------------------------
Carol M. Brooks